SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-10585

Date of the report (Date of earliest event reported): May 28, 2004

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4996950
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Church & Dwight Co., Inc. is filing this amendment to its Form 8-K filed on June 7, 2004 to provide additional financial information responsive to Item 7, Financial Statements and Exhibits, with regard to the purchase of the 50% interest in Armkel, LLC that it did not previously own from affiliates of Kelso & Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(A) Financial Statements of Business Acquired

ARMKEL, LLC	Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	2
Consolidated Statements of Income and Changes in Members’ Equity for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001	3
Consolidated Balance Sheets as of December 31, 2003 and 2002	4
Consolidated Statements of Cash Flow for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001	5
Notes to Consolidated Financial Statements	6-34

Unaudited Interim Financial Statements
Condensed Consolidated Statements of Income and Changes in Members’ Equity for the three months ended April 2, 2004 and March 28, 2003	35
Condensed Consolidated Balance Sheet at April 2, 2004 and December 31, 2003	36
Condensed Consolidated Statements of Cash Flow for the three months ended April 2, 2004 and March 28, 2003	37
Notes to Condensed Consolidated Financial Statements	38-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Armkel, LLC

Princeton, New Jersey

We have audited the accompanying consolidated balance sheets of Armkel, LLC (the “Company”) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and changes in members’ equity, and cash flow for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001. Our audits also included the financial statement schedule listed in the Index at Item 15 as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Armkel, LLC and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 11, 2004

ARMKEL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

AND CHANGES IN MEMBERS’ EQUITY

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28, 2001 (Inception) to December 31, 2001
	(Dollars in thousands)
Statements of Income:
Net Sales	$410,694	$383,782	$77,561
Cost of goods sold	182,275	172,949	50,446

Gross Profit	228,419	210,833	27,115
Marketing expenses	59,556	53,053	7,988
Selling, general and administrative expenses	92,366	87,634	23,315
Patent infringement	(12,717)	—	—

Operating Income (Loss) from continuing operations	89,214	70,146	(4,188)
Interest expense	(34,455)	(36,599)	(11,716)
Interest income	1,010	954	813
Other income (expense)	1,412	943	(276)

Income (Loss) before taxes from continuing operations	57,181	35,444	(15,367)
Income taxes (benefit)	9,058	6,942	(474)

Income (Loss) from continuing operations	48,123	28,502	(14,893)
Income (Loss) from discontinued operations	254	2,712	(755)
Gain on disposition of discontinued operations	1,862	—	—

Net Income (Loss)	$50,239	$31,214	$(15,648)

Statements of Changes in Members’ Equity:
Balance, Beginning of Period	$229,680	$203,586	$228,500

Distributions to Members	—	—	(8,000)

Net Income (Loss)	50,239	31,214	(15,648)
Other Comprehensive Income (Loss)
Foreign translation gain (loss)	1,679	728	(1,064)
Fair market value of interest rate swaps	1,217	(1,015)	(202)
Minimum pension liability (net of taxes of $26, $342 and $0)	(3,378)	(4,833)	—

Total Comprehensive Income (Loss)	49,757	26,094	(16,914)

Balance, End of Year	$279,437	$229,680	$203,586

See Notes to Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
	(Dollars in thousands)
Assets

Current Assets
Cash and cash equivalents	$69,188	$54,780
Accounts receivable, less allowances of $1,509 and $2,177	74,783	75,864
Inventories	53,782	53,427
Prepaid expenses	6,436	5,557
Assets of discontinued operations	—	42,079
Assets held for sale	11,500	14,600

Total Current Assets	215,689	246,307
Property, Plant and Equipment (Net)	75,815	72,867
Tradenames and Patents	256,775	261,275
Goodwill	205,156	205,467
Deferred Financing Costs	13,877	17,380
Other Assets	8,009	5,218

Total Assets	$775,321	$808,514

Liabilities and Members’ Equity

Current Liabilities
Short-term borrowings	$—	$55
Accounts payable and accrued expenses	86,347	85,036
Liabilities of discontinued operations	—	23,582
Current portion of long-term debt	2,705	28,501
Taxes payable	7,214	1,606

Total Current Liabilities	96,266	138,780
Long-Term Debt	364,838	411,634
Deferred Income Taxes	9,669	8,500
Deferred and Other Long-Term Liabilities	25,111	19,920
Commitments and Contingencies	—	—

Total Liabilities	495,884	578,834

Members’ Equity
Net contributed capital	220,500	220,500
Retained earnings	65,805	15,566
Accumulated other comprehensive loss	—	—
Foreign translation gain (loss)	1,343	(336)
Fair market value of interest rate swaps	—	(1,217)
Minimum pension liability	(8,211)	(4,833)

Total Accumulated Other Comprehensive Loss	(6,868)	(6,386)

Total Members’ Equity	279,437	229,680

Total Liabilities and Members’ Equity	$775,321	$808,514

See Notes to Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period From August 28, 2001 (Inception) to December 31, 2001
	(Dollars in thousands)
Cash Flow From Operating Activities
Net Income (Loss)	$50,239	$31,214	$(15,648)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,394	15,521	4,015
Unrealized (gain) loss on foreign exchange transactions	(3,408)	(898)	395
Net (Income) Loss from discontinued operations	(254)	(2,712)	755
Net gain on sale of discontinued operations	(1,862)	—	—
Asset impairment charge	3,100	—	—
Change in assets and liabilities:
Decrease in accounts receivable	7,478	178	5,616
Decrease in inventories	3,478	9,516	12,353
(Increase) Decrease in prepaid expenses and other current assets	(1,709)	(2,411)	1,065
Increase (Decrease) in accounts payable and other accrued expenses	612	(32,026)	8,305
(Decrease)Increase in other	(3,464)	68	3,745

Net Cash Provided by Operating Activities	71,604	18,450	20,601
Cash Flow from Investing Activities
Additions to property, plant and equipment	(8,451)	(8,443)	(1,906)
Acquisition of Carter-Wallace Consumer Business, including anti-perspirant and pet care products business, net of cash acquired	—	—	(713,293)
Proceeds from sale of anti-perspirant and pet care products business	—	—	128,500
Proceeds from divestiture/sale of assets	22,573	—	—
Payment for purchase price adjustments and costs related to the acquisition of the Carter-Wallace Consumer Business	(424)	(8,890)	—

Net Cash Provided by (Used in) Investing Activities	13,698	(17,333)	(586,699)
Cash Flow From Financing Activities
Proceeds from issuance of senior subordinated notes	—	—	223,477
Proceeds from syndicated bank credit facility	—	—	220,000
Repayment of syndicated bank credit facility	(75,863)	(3,252)	(375)
Repayment of acquired long-term debt	—	—	(19,971)
Payment of deferred financing costs	—	—	(21,754)
Proceeds from Members	—	—	228,500
Distributions to Members	—	—	(8,000)

Net Cash (Used In) Provided By Financing Activities	(75,863)	(3,252)	621,877
Effect of exchange rate changes on cash and cash equivalents	4,969	1,298	(162)

Net Change in Cash and Cash Equivalents	14,408	(837)	55,617
Cash and Cash Equivalents at Beginning of Period	54,780	55,617	—

Cash and Cash Equivalents at End of Period	$69,188	$54,780	$55,617

Cash Paid During the Period For:
Interest	$30,935	$32,729	$2,395
Income taxes	$7,106	$3,742	$3,720
Acquisition in which Liabilities were Assumed are as Follows:
Fair value of assets acquired	$—	$—	$771,899
Cash paid for acquisition	—	—	(586,920)

Liabilities assumed	$—	$—	$184,979

See Notes to Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

1. description of business

Armkel, LLC (the “Company”), a Delaware limited liability company, was formed as an equally owned joint venture between Church and Dwight Co., Inc. (“C&D”) and affiliates of Kelso and Company, L.P. (“Kelso”). The Company’s joint venture agreement governs its operations. The Company was formed to acquire (the “Acquisition”) certain operations of the consumer products business of Carter-Wallace, Inc. (“CWCPD”). The remainder of Carter-Wallace, which was primarily comprised of Carter-Wallace’s healthcare and pharmaceuticals business, was merged with an unrelated third party, which became the successor company to Carter-Wallace (the “Successor”). On August 28, 2001, the Company was capitalized when Armkel Finance Company (a wholly owned subsidiary of the Company) issued $225 million of 9.5% senior subordinated notes, for net proceeds of $223.5 million. The Company is a leading marketer and manufacturer of well-recognized branded personal care consumer products, including condoms, depilatories and waxes and home pregnancy and ovulation test kits.

2. basis of presentation

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and profits have been eliminated in consolidation. Accounts of operating units outside of North America are included for periods one month prior to the period presented. The financial statement effect of the Italian operations, divested in February 2003, is recognized as discontinued operations in all periods.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Management makes estimates regarding inventory valuation, promotional and sales returns reserves, the carrying amount of goodwill and other intangible assets, the realization of deferred tax assets, tax reserves, liabilities related to pensions and other postretirement benefit obligations and other matters that affect the reported amounts and other disclosures in the financial statements. Estimates by their nature are based on judgement and available information. Therefore, actual results could differ materially from those estimates, and it is possible such changes could occur in the near term.

Revenue Recognition

In the fourth quarter of 2003, the Company began recognizing revenue when finished goods are delivered to its customers (“FOB Destination”). Previously, revenue was recognized upon shipment of the finished goods to the customer (“FOB Shipping”). The Company’s management has concluded that the effect of changing its revenue recognition from FOB Shipping to FOB Destination was not material to the current or prior periods’ consolidated financial statements. The adjustment to FOB Destination recorded in the fourth quarter of 2003 resulted in a reduction to net income of $1.9 million. The following table shows the net income (loss) of the Company as reported and the adjusted net income (loss) that would have been reported had the Company always recognized revenue when product was delivered to its customers:

	2003	2002	Period from August 28, 2001 (Inception) to December 31, 2001
(in millions)
Net Income (Loss) – as reported	$50.24	$31.21	$(15.65)
Net Income (Loss) – adjusted as if FOB Destination	$52.13	$29.84	$(16.17)

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Promotional and Sales Returns Reserves

The Company conducts extensive promotion activities, primarily through the use of off-list discounts, slotting, co-op advertising, periodic price reduction arrangements, and end-aisle and other in-store displays. All such costs are netted against sales. Slotting costs are expensed when revenue is recognized. Co-op advertising costs are expensed when the customer places the advertisement for the Company’s products. Discounts relating to price reduction arrangements are recorded when the related sale takes place. Costs associated with end-aisle or other in-store displays are recorded at the earlier of shipment of the display unit or completion of the related sale.

The reserves for sales returns and consumer and trade promotion liabilities are established based on the Company’s best estimate of the amounts necessary to settle future and existing claims on products sold as of the balance sheet date. The Company uses historical trend experience and coupon redemption provider input in arriving at coupon reserve requirements, and the Company uses forecasted appropriations, customer and sales organization inputs, and historical trend analysis in arriving at the reserves required for other promotional activities and sales returns.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In such situations, long-lived assets are considered impaired when estimated future cash flows (undiscounted and without interest charges) resulting from the use of the asset and its eventual disposition are less than the asset’s carrying amount. While the Company believes that its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect its estimates. When an impairment is indicated, the estimated future cash flows are then discounted to determine the estimated fair value of the asset and an impairment charge is recorded for the difference between the carrying value and the net present value of estimated future cash flows.

Foreign Currency Translation

Financial statements of foreign subsidiaries are translated into U.S. dollars in accordance with SFAS No. 52. Unrealized gains and losses are recorded in Accumulated Other Comprehensive Loss. Gains and losses on foreign currency transactions are recorded in the Consolidated Statements of Income.

Derivatives

All derivatives are recognized as assets or liabilities at fair value in the accompanying Consolidated Balance Sheets.

Derivatives designated as hedges are either (1) a hedge of the fair value of a recognized asset or liability (“fair value” hedge), or (2) a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge).

•	Changes in the fair value of derivatives that are designated and qualify as fair value hedges, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings.

•	Changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recorded in Accumulated Other Comprehensive Loss until earnings are affected by the variability of cash flows of the hedged asset or liability. Any ineffectiveness related to these hedges are recorded directly in earnings. The amount of the ineffectiveness was not material.

•	Changes in the fair value of derivatives not designated or qualifying as an accounting hedge are recorded directly to earnings.

Comprehensive Income

Comprehensive income consists of net income, foreign currency translation adjustments, changes in the fair value of certain derivative financial instruments designated and qualifying as cash flow hedges, and minimum pension liability adjustments, and is presented in the Consolidated Statements of Income and Changes in Members’ Equity.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Cash Equivalents

Cash equivalents consist of highly liquid short-term investments, which mature within three months of purchase.

Inventories

Inventories are valued at the lower of cost or market on the first-in, first-out (“FIFO”) method.

Property, Plant and Equipment

Property, plant and equipment and additions thereto are stated at cost less accumulated depreciation. Depreciation is recorded by the straight-line method over the estimated useful lives of the respective assets which range from 3-20 years.

Goodwill, Tradenames and Patents

The Company accounts for Goodwill, Tradenames and Patents in accordance with SFAS No. 142. Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives are not amortized but are reviewed for impairment at least annually. Intangible assets with finite lives are amortized over their estimated useful lives using the straight-line method.

Shipping and Handling Costs

The Company does not bill shipping and handling costs to its customers. The Company reimburses C&D for shipping and handling costs.

Selected Operating Expenses

Cost of goods sold includes costs related to the manufacturing of the Company’s products (including raw material costs, inbound freight, direct labor, and indirect plant costs such as plant supervision, maintenance labor and materials, depreciation, taxes and insurance), purchasing, production planning, operations management, logistics, freight to customers, warehousing costs and internal transfer freight costs.

Marketing expenses include costs for advertising (excluding the costs of co-op advertising programs, which are reflected in net sales), costs for coupon insertion (mainly the cost of printing and distribution), consumer promotion costs (such as on-shelf advertisements and floor ads), public relations, package design expense and market research costs. Advertising costs are expensed in the period incurred. The Company incurred advertising costs of $41.1 million and $35.7 million for the years ended December 31, 2003 and 2002, respectively, and $6.8 million for the three month period ended December 31, 2001.

Selling, general and administrative expenses include costs related to functions such as sales, corporate management, marketing administration and legal, among others. Such costs include compensation related costs (such as benefits, profit sharing, deferred compensation and employer contributions to the 401K and other benefit plans); travel and entertainment related expenses; trade show expenses; insurance; professional and other consulting fees; costs related to temporary staff; staff relocation costs; and non-capitalizable software related costs. Research & development costs in the amount of $10.4 million and $8.4 million for the years ended December 31, 2003 and 2002, respectively, were charged to administrative expenses as incurred. Research and development costs were $1.8 million for the period from August 28 to December 31, 2001.

Income Taxes

As the Company is treated as a partnership for U.S. tax purposes, it is generally not subject to U.S. taxes on income. Accordingly, no provision has been made for income taxes on Domestic income. The foreign subsidiaries of the Company are subject to taxation. They recognize current and deferred income taxes under the asset and liability method; accordingly, deferred income taxes are provided to reflect the future consequences of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Also, distributions may be made to the members in order to fund their tax liability.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Recent Accounting Pronouncements

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The effective date for the Company was January 1, 2003. The adoption of SFAS No. 143 did not have a material impact on the Company’s financial statements.

In November 2002, the FASB issued Interpretation No. 45 (FIN No. 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“Interpretation”). This Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of the Interpretation apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN No. 45 did not have a material impact on the Company’s financial statement. However, the Company did record a liability of $0.5 million for a guarantee reserve related to an indemnification to the buyer of its Italian subsidiaries.

In December 2002, the FASB issued SFAS No 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 was effective for the year ended December 31, 2002 and for interim financial statements for the first quarter of 2003. This standard did not have an effect on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement was effective for contracts entered into or modified after June 30, 2003, with certain exceptions. The Company adopted the provisions of the statement on its effective date and it did not have a material impact to its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, which aims to eliminate diversity in practice by requiring that the “freestanding” financial instruments be reported as liabilities by their issuers. The provisions of SFAS 150, which also include a number of new disclosure requirements, was effective for instruments entered into or modified after May 31, 2003 and for pre-existing instruments as of the beginning of the first interim period that commences after June 15, 2003. The Company adopted the provisions of the statement on its effective date and it did not have a material impact to its consolidated financial statements.

In January 2003, the FASB issued Financial Interpretation No. 46 (FIN No. 46) “Consolidation of Variable Interest Entities”, as amended in December 2003 by FIN No. 46R. FIN No. 46 sets forth criteria to be used in determining whether an investment in a variable interest entity (VIE) should be consolidated and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN No. 46 would require the immediate consolidation of specified VIEs created after January 31, 2003. For specified VIEs created before February 1, 2003, FIN No. 46 would require consolidation in interim or annual financial statements issued for periods beginning after December 15, 2003. The Company has reviewed FIN No. 46 and determined that it would not have a material impact to its consolidated financial statements.

In December 2003, the FASB issued a revised version of SFAS No. 132, “Employers Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB Statements No. 87, 88, and 106.” This Statement retained the disclosure requirements as originally included in SFAS No. 132 and contained additional disclosure requirements. The Company has included the required disclosures in Note 12 to its financial statements.

In January 2004, the FASB issued FASB Staff Position (FSP) No. 106-1 “Accounting and Disclosure Requirements to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (the Act). The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The FSP permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act. The Company does not believe that the effects of the Act apply to its postretirement health care plans and it will not have a material impact on its consolidated financial statements.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Reclassification

Prior year amounts have been reclassified in order to recognize the effect of discontinued operations and, for certain categories, to conform with the current year presentation.

3. fair value of financial instruments and risk management

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2003 and 2002. SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2003		2002
(In thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Short-term borrowings	$—	$—	$55	$55
Syndicated bank credit facility	143,716	143,716	216,468	216,468
Senior subordinated notes	223,827	246,490	223,667	242,121
Interest rate swaps	—	—	1,217	1,217
Foreign exchange forward contracts	1,477	1,477	919	919

The following methods and assumptions were used to estimate the fair value of each class of financial instruments reflected in the Consolidated Balance Sheets:

Short-term Borrowings

The amounts of unsecured lines of credit equal fair value because of their short maturities and variable interest rates.

Syndicated Bank Credit Facility

The fair value of these securities approximates their carrying values based upon the variable interest rates that they carry.

Senior Subordinated Notes

The fair value is determined based on quoted market prices at or near December 31, 2003 and 2002.

Interest Rate Swaps

Carrying amounts of interest rate swaps contracts are reflected on the Company’s balance sheet at their fair value.

The fair values are the estimated amounts that the Company would receive or pay to terminate the agreements at the balance sheet date, taking into account current interest rates.

Foreign Exchange Forward Contracts

Carrying amounts of foreign exchange forward contracts are reflected on the Company’s balance sheet at their fair value.

The fair values are based on current indicative foreign exchange values.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Interest Rate Risk

The Company entered into a syndicated bank credit facility and also issued senior subordinated notes to finance the Acquisition. The syndicated bank credit facility consists of variable rate $220 million 6 and 7  1/2-year term loans, of which $143.7 million was outstanding at December 31, 2003, and an $85 million variable rate revolving credit facility, which remained fully undrawn at December 31, 2003. On August 28, 2001, the Company issued $225 million of 9.5% senior subordinated notes due in 8 years with the interest paid semi-annually. The weighted average interest rate on the credit facility borrowings at December 31, 2003 and 2002, excluding deferred financing costs and commitment fees, was approximately 4.0% and 5.0% respectively. The Company entered into interest rate swap agreements to reduce the impact of the credit facility’s variable interest rate. The swap agreements are contracts to exchange floating rate for fixed interest rate payments periodically over the life of the agreements without the exchange of the underlying notional amounts. At December 31, 2003 all interest rate swap agreements were settled. At December 31, 2002, the Company had agreements for a notional amount of $50 million, swapping debt with a one-month LIBOR rate for a fixed rate that averaged 6.6%.

Foreign Currency

The Company is subject to exposure from fluctuations in foreign currency exchange rates, primarily U.S. Dollar/British Pound, U.S. Dollar/Canadian Dollar, U.S. Dollar/Mexican Peso, U.S. Dollar/Australian Dollar and U.S. Dollar/Euro. A portion of the Company’s revenues and earnings are exposed to changes in these foreign currency exchange rates. Where practical, the Company seeks to relate expected local currency revenues with local currency costs and local currency assets with local currency liabilities.

In connection with the Acquisition, the Company entered into intercompany loans with certain of its subsidiaries. The Company is exposed to foreign exchange accounting remeasurement gains and losses from these intercompany loans. The Company has entered into several foreign exchange contracts to hedge the net accounting remeasurement exposure on the intercompany loans which is recorded in other income (expense). At December 31, 2003, the Company has 11.5 million EURO hedge with an average rate of 1.154, which is approximately 72.4% of the total EURO debt position. The Company has 30.0 million Mexican Pesos hedge with a rate of 0.0878, which is approximately 48.5% of the PESO debt position. The Company has 4.8 million Australian Dollar hedge with a rate of 0.6896, which is approximately 53.9% of the AUS$ debt position.

4. inventories

Inventories are summarized as follows at December 31 (in thousands):

	2003	2002
Raw materials and supplies	$11,913	$10,561
Work in process	6,427	5,983
Finished goods	35,442	36,883

	$53,782	$53,427

5. property, plant and equipment

Property, plant and equipment consist of the following at December 31 (in thousands):

	2003	2002	Estimated Lives
			(Years)
Land	$7,206	$7,067	N/A
Buildings and improvements	25,351	21,620	15-20
Machinery and equipment	52,384	44,946	5-20
Office equipment and other assets	5,999	3,800	3-10
Construction in progress	816	4,716	N/A

	91,756	82,149
Less accumulated depreciation	15,941	9,282

Net property, plant and equipment	$75,815	$72,867

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Depreciation of property, plant and equipment amounted to $8.0 million and $7.4 million for the years ended December 31, 2003 and 2002, respectively, and $2.0 million for the period from August 28 to December 31, 2001.

6. acquisitions

On May 7, 2001 the Company and Carter-Wallace entered into a definitive Asset Purchase Agreement which was consummated on September 28, 2001. The Company acquired the assets and liabilities that related primarily to the consumer products business of Carter-Wallace, as well as 100% of the capital stock of certain foreign subsidiaries of Carter-Wallace. The purchase price for the acquired business was approximately $739 million, which consisted of cash consideration of approximately $715.4 million, the repayment of approximately $19.9 million of indebtedness and the assumption of approximately $3.7 million of indebtedness, plus transaction fees and expenses of approximately $10.4 million. Additional purchase price was paid in 2002 related to the settlement of certain contingencies surrounding the Acquisition.

Under a separate agreement dated May 7, 2001, C&D agreed to simultaneously purchase from the Company, for $128.5 million, the assets relating to the antiperspirant/deodorant product lines in the United States and Canada and the assets relating to the Lambert-Kay line of pet products, and assumed the liabilities of these businesses.

The Acquisition is accounted for as a purchase under the provisions of SFAS No. 141, “Business Combinations” and has been included in the Company’s financial statements from the date of the acquisition.

The following table summarizes the fair values of the assets acquired and liabilities assumed (excluding the assets relating to the anti-perspirant and pet care products businesses) adjusted to reflect the additional purchase price and allocation adjustments (in thousands):

Current assets	$206,068
Property, plant and equipment	94,835
Tradenames and patents	266,900
Goodwill	208,666
Other long-term assets	3,218

Total assets acquired	779,687
Total liabilities	(183,454)

Net assets acquired	$596,233

$239.4 million was assigned to tradenames and $27.5 million was assigned to patents. Tradenames are not being amortized as it has been determined that they have an indefinite life. Patents are being amortized between 5-8 years.

$173.0 million and $36.0 million of goodwill were assigned to the domestic segment and international segment, respectively. Domestic goodwill will be deductible for tax purposes by the members. International goodwill is before the reclass of discontinued operations and is not deductible for tax purposes.

Pro forma results—unaudited

The following reflects pro forma results for the nine months ended December 31, 2001 and the twelve months ended March 31, 2001 (in millions):

For the Nine Months Ended December 31, 2001
Pro Forma
Net Sales	$276.3
Income from operations	51.3
Net Income	20.9

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The pro forma results adjusts for additional interest expense related principally to the debt incurred to finance the Acquisition and for income taxes under the Company’s LLC status. Adjustments were also made to depreciation and amortization expense related to the fair value of the assets acquired and the implementation of SFAS No. 142, “Goodwill and Other Intangible Assets.”

7. goodwill and intangible assets

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which supersedes APB Opinion No. 17, “Intangible Assets”. Under its changes, SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. The Company, at its inception, adopted certain provisions of this statement. The impairment provisions of the statement were adopted January 1, 2002 and did not have any impact on the Company’s consolidated financial statements.

The following tables discloses the carrying value of all intangible assets (in thousands):

	December 31, 2003			December 31, 2002
	Gross Carrying Amount	Accum. Amortization	Net	Gross Carrying Amount	Accum. Amortization	Net
Amortized intangible assets:
Patents	$27,500	$10,125	$17,375	$27,500	$5,625	$21,875

Unamortized intangible assets – Carrying value
Tradenames	$239,400	$—	$239,400	$239,400	$—	$239,400

Intangible amortization expense amounted to $4.5 million and $4.5 million for the years ended December 31, 2003 and 2002, respectively, and $1.1 million for the period from August 28 to December 31, 2001. The estimated intangible amortization for each of the next three years is $4.5 million, and $3.9 million in the fourth, and final, year. The weighted average amortization period for patents is 6.4 years.

The changes in the carrying amount of goodwill for the year ended December 31, 2003 is as follows (in thousands):

	Domestic	International	Total
Balance December 31, 2002	$173,006	$32,461	$205,467
Purchase accounting adjustments	(688)	360	(328)
Foreign exchange/other	—	17	17

Balance December 31, 2003	$172,318	$32,838	$205,156

The purchase accounting adjustments include the reduction of the Company’s severance reserve offset by purchase acquisition costs.

In accordance with SFAS No. 142, the Company completed the annual impairment test of the valuation of goodwill and intangibles as of April 1, 2003 and based upon the results, there was no impairment.

8. joint venture agreement

The Company is a Delaware limited liability company. The Company was formed as a joint venture among C&D, which owns 50%, and an entity wholly owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC, which are referred to as the Kelso funds, which owns 50%, for the purpose of acquiring the consumer products business of Carter-Wallace. The Company’s joint venture agreement governs the Company’s operations. The material provisions of this agreement are described below.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Governance. The joint venture agreement contains provisions regarding the Company’s governance, including the following:

•	Board of Directors. The Company’s board of directors consists of three directors appointed by C&D and three directors appointed by the Kelso funds. Any committee established by the Company’s board of directors must have an equal number of directors appointed by the Kelso funds and by C&D. Any action by the Company’s board of directors requires the affirmative vote of members holding a majority of membership interests present at a meeting at which such matter is voted upon, except that in certain matters, approval of at least one C&D director and at least one Kelso director is also required. The presence of an equal number of Kelso directors and C&D directors constitutes a quorum.

•	Officers and Management. The Company’s officers may be removed by its board of directors (requiring, in the case of its chief executive officer, the approval of at least one Kelso director and one C&D director) or the Company’s chief executive officer (in the case of its other officers). In addition, if certain financial targets are not satisfied, Kelso has the right to remove the Company’s chief executive officer. Vacancies in the Company’s officer positions will be filled by its board of directors (which, in the case of the Company’s chief executive officer and chief financial officer positions, require the approval of a Kelso director and a C&D director) or the Company’s chief executive officer.

A number of significant managerial functions are performed for the Company by C&D.

Transfers of Interests; Preferential Purchase or Sale Rights. Except as described below, the Company’s members may not transfer their interests in the Company or admit additional members (other than in transactions with certain of their respective affiliates), without the prior written consent of all of the other members.

•	Call Option. The Kelso funds have granted C&D an option to purchase the Kelso funds’ membership interests in the Company. The option is exercisable at any time after the third anniversary and before the fifth anniversary of the closing of the Acquisition. The purchase price for the Kelso funds’ interests in the Company is equal to 50% of the Company’s fair market value at the time the option exercise notice is given, as determined pursuant to a valuation method set forth in the joint venture agreement. The purchase price is subject to certain floors and caps which are indexed to the Kelso funds’ rate of return on their investment in the Company.

•	Right of First Offer and Drag Along Rights. The joint venture agreement provides for a mechanism whereby the Company’s members may dispose of their interests and, in certain circumstances, force a sale of the entire entity. At any time after the fifth anniversary of the closing of the Acquisition, in the case of a request by the Kelso funds, and after the seventh anniversary of the closing of the Acquisition, in the case of a request by C&D, the Kelso funds or C&D may request that the other party purchase all (but not less than all) of the requesting party’s ownership interests in the Company at a price specified in the request. If the other party declines the request, the requesting party may sell all of its interests and all of the other member’s interest in the Company to a third party, with the proceeds of such sale to be distributed to the members in accordance with the terms of the joint venture agreement. Under certain circumstances, if the proceeds of a proposed third party sale are insufficient to provide the Kelso funds with a return of their initial investment (less $5.0 million), C&D may elect to purchase the Kelso funds’ interests at a price equal to the amount of the Kelso funds’ initial investment (less $5.0 million), or pay the Kelso funds the amount of such shortfall, as described below. Under certain circumstances in which Kelso requests that C&D purchase its ownership interests, and C&D declines, then following a bona fide sales process, Kelso may require C&D to purchase the Kelso funds’ ownership interests for a price equal to Kelso’s investment, less $5.0 million (as such terms are defined in the joint venture agreement). This amount would not be payable until after the seventh anniversary of the Acquisition.

•	Change of Control Put Option. The joint venture agreement also provides that, upon the occurrence of a change of control of C&D (as defined in the joint venture agreement), the Kelso funds may require C&D to purchase all of the Kelso funds’ ownership interests in the Company at a price equal to (i) the fair market value of the Company at the time the option exercise notice is given, minus $5.0 million, multiplied by 50%, plus (ii) $5.0 million.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The foregoing purchase and sale rights will be subject to various adjustments and limitations not described above, including the agreement by C&D that, in the case of a forced sale to a third party, after the seventh anniversary of the Acquisition it will make up any shortfall to the Kelso funds relative to the Kelso funds’ aggregate initial capital contribution, less $5.0 million.

Covenants of C&D. Under the joint venture agreement, C&D has agreed that:

•	without the prior consent of the Kelso funds, C&D will not incur any indebtedness unless C&D’s ratio of consolidated debt to adjusted EBITDA (as defined in C&D’s senior credit facility) for the prior four fiscal quarters is less than 4.5:1.0, or unless C&D has provided the Kelso funds with a letter of credit or other reasonably satisfactory credit support in an amount equal to the Kelso funds’ initial capital contributions, less $5.0 million;

•	it will not create or cause or permit to exist any restriction on its ability to operate the Company or on the Company’s ability to engage in any line of business; and

•	if presented with an opportunity to operate or invest in any entity engaged in the business of manufacturing, marketing or selling of condoms, depilatory products or diagnostic tests, or, with respect to non-U.S. operations, cosmetics, over-the-counter drugs or toning and exfoliating products, it will first offer such opportunity to the Company.

Covenant of Kelso. Under the joint venture agreement, the Kelso funds have agreed that, if presented with an opportunity to operate or invest in any entity engaged in the business of manufacturing, marketing or selling condoms, depilatory products or diagnostic tests, it will first offer such opportunity to the Company.

Termination of the Joint Venture Agreement. The joint venture agreement will terminate upon the occurrence of any of the following:

•	the vote of all members in favor of termination;

•	an initial public offering of the Company’s equity interests;

•	the payment of the proceeds of any sale of the Company to a third party, or upon the final liquidating distribution made in connection with a dissolution of the Company; or

•	the payment in full by either member of the purchase price for all the membership interests of the other member.

Dissolution of the Company. The Company will be dissolved and its assets liquidated upon the occurrence of any of the following:

•	the vote of all members in favor of dissolution;

•	the sale, exchange or disposition of substantially all of the Company’s assets;

•	an insolvency event with respect to any member, if other members holding at least 50.0% of the interests vote in favor of dissolution;

•	it becoming unlawful for a member to conduct its business substantially in the manner contemplated by the joint venture agreement; or

•	a judicially ordered dissolution.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

9. accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following at December 31 (in thousands):

	2003	2002
Accounts payable	$29,977	$28,345
Accrued restructuring severance	1,861	6,005
Accrued advertising, marketing, brokerage & sales promotion	20,572	17,652
Accrued payroll liabilities	11,247	10,745
Payable due to Church & Dwight	6,722	4,833
Accrued acquisition costs	1,624	3,082
Accrued interest payable	8,133	8,112
Accrued audit and professional fees	943	536
Other accrued expenses	5,268	5,726

Total accounts payable and other accrued expenses	$86,347	$85,036

10. short-term borrowings and long-term debt

The Company entered into a syndicated bank credit facility and also issued senior subordinated notes primarily to finance the Acquisition.

Syndicated Bank Credit Facility

The bank credit facility, consisting of several tranches, has a total of $220 million in variable rate six and seven and one half year term loans, all of which were used to finance the Acquisition and a six year $85 million variable rate revolving credit facility, which remained fully undrawn at December 31, 2003. The revolving credit facility is available for working capital, general corporate purposes, severance payments and acquisitions.

The tranche A-1 facility, a $50 million term loan with a predetermined repayment schedule, matures in September of 2007. The interest rate is variable with the Company having the option to select one of several variable rates including LIBOR plus a percentage to be determined based on the Company’s financial performance but no greater than 3%, an alternate base rate plus a percentage to be determined based on the Company’s financial performance but no greater than 2% or the greater of prime rate, a certificate of deposit rate plus 1% or Federal Funds effective rate plus  1/2 of 1%. For the period ended December 31, 2003 the Company selected a rate based on LIBOR.

The tranche A-2 facility, a $31.5 million Canadian dollar term loan (US $20 million at acquisition), with a predetermined repayment schedule, matures in September of 2007. The interest rate is variable with the Company having the option to select among two variable rates, Canadian BA rate plus a percentage to be determined based on the Company’s financial performance but no greater than 3% or a rate equal to the greater of the Bank of Canada’s prime rate plus a percentage to be determined based on the Company’s financial performance but no greater than 2%. During the period ended December 31, 2003 the Company selected variable rates.

The tranche B facility, a $150 million term loan with a predetermined repayment schedule, matures in March of 2009. The interest rate is variable with the Company having the option to select one of two variable rates, LIBOR plus 3% or an alternate base rate plus 2%. For the period ended December 31, 2003 the Company selected a rate based on LIBOR.

The $85 million revolving credit facility has a variable interest rate with the Company having the option to select one of several rates including LIBOR plus a percentage to be determined based on the Company’s financial performance but no greater than 3%, an alternate base rate plus a percentage to be determined based on the Company’s financial performance but no greater than 2% or the greater of prime rate, a certificate of deposit rate plus 1% or Federal Funds effective rate plus  1/2 of 1%. The Company pays an unused commitment fee of .5% based on the daily average unused portion of the revolving credit facility, subject to certain reductions based on the Company’s financial performance.

The weighted average interest rate on the overall credit facility, for the year ended December 31, 2003 and 2002 and for the period from August 28 (inception) to December 31, 2001, excluding the undrawn revolving facility, was 4.0%, 5.0% and 5.9% respectively, exclusive of deferred financing costs and commitment fees, including hedges.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The syndicated bank credit facility contains various non financial and financial covenants including the maintenance of certain ratios of leverage and interest coverage as well as limitations on capital expenditures, liens, sale of assets, acquisitions, voluntary prepayment of debt, transactions with affiliates and loans and investments. Violation of covenants could result in an event of default and trigger early termination of the credit facility, if not remedied within a certain period of time. In 2002, the Company executed a waiver to the syndicated bank credit facility in order to gain approval for the sale of the Italian operations.

In addition to the predetermined repayment schedule, the term loans will be mandatorily reduced in amounts equal to 50% of excess cash flow, as defined, 100% of net cash proceeds of asset sales and dispositions of property, 100% of net cash proceeds of any issuances of debt obligations and 50% of net cash proceeds of issuances of equity. Upon completion of the sale of the Italian operations in February 2003, the Company paid 100% of the net cash proceeds of $21.6 million to reduce the term loans.

The borrowings under the syndicated bank credit facility are secured by substantially all of the domestic assets of the Company, a pledge of stock of the Company’s operating subsidiaries and a pledge of not more than 65% of the voting capital stock of the Company’s foreign subsidiaries.

Senior Subordinated Notes

On August 28, 2001, the Company issued $225 million of 9.5% senior subordinated notes due in 2009 (“Notes”) with interest paid semi-annually. The Notes were issued at a discount and the Company received proceeds of $223.5 million, all of which were used to finance the Acquisition. The Notes are subordinate to all amounts outstanding under the credit facility. The effective yield on the Notes is approximately 9.62%. The terms of the Notes provide for an optional prepayment of principal at a premium. The original issue discount is being amortized using the effective interest method. The Notes are guaranteed by all of the Company’s domestic subsidiaries. The Notes contain various financial and non-financial covenants similar to the credit facility.

Long-term debt and current portion of long-term debt consist of the following (in thousands):

	2003	2002
Syndicated Financing Loan Due September 30, 2007	$24,267	$48,750
Syndicated Financing Loan Due September 30, 2007	12,176	19,593
Syndicated Financing Loan Due March 30, 2009	107,273	148,125
Senior Subordinated Note (9 1/2%) Due August 28, 2009 Interest Paid semi-annually 2/15 and 8/15	225,000	225,000
Various short term borrowings at foreign subsidiaries	—	55

Total Debt	368,716	441,523
Less: discount on Senior Subordinated Note	1,173	1,333
Less: current maturities (including short term borrowings)	2,705	28,556

Net long-term debt	$364,838	$411,634

The principal payments required to be made are as follows (in thousands):

2004	$2,705
2005	10,821
2006	14,373
2007	30,661
2008	58,060
2009	252,096

Total Debt	$368,716

The Company entered into interest rate swap agreements, which are considered derivatives, to reduce the impact of changes in interest rates on its floating rate credit facility. The swap agreements are contracts to exchange floating interest rate for fixed interest payments periodically over the life of the agreements without the exchange of the underlying notional amounts. At December 31, 2003, the Company had no outstanding swap agreements as during 2003 the Company terminated all outstanding interest rate swaps. At December 31, 2002, the Company had swap agreements in the notional amount of $50 million, swapping debt with a one month LIBOR rate for a fixed interest rate that averaged 6.6%. The fair

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001 value of these swaps were recorded as a liability in the amount of $1.2 million at December 31, 2002. These instruments are designated as cash flow hedges as of December 31, 2002 and the changes in fair value were recorded in other comprehensive income.

11. income taxes

Federal income taxes on the income of the Company are payable directly by the members pursuant to the Internal Revenue Code. Accordingly, no provision for federal or state income tax has been included in the Company’s financial statements. The difference between federal tax and book basis of the Company’s domestic assets and liabilities is a net tax deductible difference of $22.0 million at December 31, 2003 (consisting of tax deductible differences of $30.6 million and taxable temporary differences of $8.6 million). Earnings from continuing operations of the foreign operations are taxable under local country statutes.

The components of income (loss) before taxes are as follows (in thousands):

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28 to December 31, 2001
Domestic	$32,638	$22,859	$(14,426)
Foreign	24,543	12,585	(941)

Total	$57,181	$35,444	$(15,367)

The following table summarizes the provision for U.S. federal, state and foreign income taxes (in thousands):

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28 to December 31, 2001
Current:
U.S. federal	$—	$—	$—
State	—	—	—
Foreign	9,807	7,928	1,151

	$9,807	$7,928	$1,151

Deferred:
U.S. federal	$—	$—	$—
State	—	—	—
Foreign	(749)	(986)	(1,625)

	(749)	(986)	(1,625)

Total provision (benefit)	$9,058	$6,942	$(474)

Deferred tax (assets) liabilities of the foreign subsidiaries consist of the following at December 31 (in thousands):

	2003	2002
Deferred tax assets:
Personnel benefits	$(3,967)	$(3,772)
Reserves and liabilities	(1,386)	—
Other	(146)	(498)

Total deferred tax assets	(5,499)	(4,270)

Deferred tax liabilities:
Inventory related	1,308	1,873
Depreciation and amortization	1,840	1,700
Fair market value adjustment to intangible assets	5,294	5,748
Fair market value adjustment to property, plant and equipment	2,224	2,302
Other	(198)	(173)

Total deferred tax liabilities	10,468	11,450

Net deferred tax liability	$4,969	$7,180

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The difference between tax expense and the tax that would result from the application of the federal statutory rate is as follows (in thousands):

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28 to December 31, 2001
Income taxes computed at statutory U.S. federal income tax rate	$20,013	$12,405	$(5,520)
Partnership status for U.S. Federal income tax purposes	(11,423)	(8,001)	5,049
Foreign tax adjustments	(114)	1,343	(498)
Unrecognized foreign exchange loss	986	1,444	232
Other	(404)	(249)	263

Income taxes as recorded (benefits)	$9,058	$6,942	$(474)

12. pension and nonpension postretirement benefits

The Company has defined benefit pension plans covering certain hourly employees. Pension benefits to retired employees are based upon their length of service and a percentage of qualifying compensation during the final years of employment. The Company’s funding policy is consistent with federal funding requirements. Retirement plan obligations consist of the Retirement Plan for Bargaining Employees of Carter-Wallace and certain obligations of foreign subsidiaries.

Obligations for retirement-related plans exist in each of the Company’s foreign subsidiaries. Both Canada and the United Kingdom have defined benefit pension plans. The plans are accounted for in accordance with SFAS No. 87, “Accounting for Pensions.” The retirement-related plans that also exist in other foreign subsidiaries are not material to these consolidated statements.

Postretirement benefit obligations related to the Company’s United States bargaining unit employees and employees in Canada are included in the accompanying consolidated statements in accordance with SFAS No. 106, “Employers’ Obligations for Postretirement Benefits Other Than Pensions.” This standard requires the cost of such benefits to be recognized during the employee’s active working career.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The following table provides information on the status of the plans at December 31 (in thousands):

	Pension Plans		Non-Pension Postretirement Benefit Plans
	2003	2002	2003	2002
Change in Benefit Obligation:
Benefit obligation at beginning of period	$74,141	$71,665	$1,735	$1,680
Adjustment to prior year benefit plan obligation	278	63	—	(58)
Service costs	1,737	1,704	47	43
Interest cost	4,798	4,555	118	108
Other Participant’s contributions	287	418	—	—
Actuarial loss	6,431	915	289	39
Benefits paid	(5,037)	(7,371)	(130)	(90)
Effect of exchange rate changes	6,718	2,192	342	13

Benefit obligation at end of period	$89,353	$74,141	$2,401	$1,735

Change in Plan Assets:
Fair value of plan assets at beginning of period	$54,762	$61,616	$—	$—
Actual return on plan assets (net of expenses)	4,920	(4,037)	—	—
Employer contributions	2,200	2,453	104	81
Actuarial loss	643	—	—	—
Participants’ contributions	287	418	26	9
Benefits paid	(5,037)	(7,371)	(130)	(90)
Effect of exchange rate changes	5,113	1,683	—	—

Fair value of plan assets at end of period	$62,888	$54,762	$—	$—

Reconciliation of the Funded Status:
Funded status	$(26,465)	$(19,379)	$(2,401)	$(1,735)
Unrecognized actuarial gain	15,281	9,516	348	26
Effect of exchange rate changes	523	114	—	—

Net amount recognized at end of period	$(10,661)	$(9,749)	$(2,053)	$(1,709)

Amounts recognized in the statement of financial position consist of:
Prepaid benefit cost	$—	$—	$—	$—
Accrued benefit liability	(18,986)	(14,924)	(2,053)	(1,709)
Accumulated loss in comprehensive loss	8,325	5,175	—	—

Net amount recognized at end of period	$(10,661)	$(9,749)	$(2,053)	$(1,709)

Weighted-average assumptions as of December 31:
Discount rate	5.86%	6.47%	6.00%	6.75%
Rate of compensation increase	4.48%	4.33%	—	—

Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31:
Discount rate	6.26%	6.63%	6.31%	6.83%
Rate of compensation increase	4.31%	4.32%	—	—
Expected return on plan assets	7.63%	7.85%	—	—

The accumulated benefit obligation for benefit pension plans was $81.3 million and $68.9 million at December 31, 2003 and 2002, respectively.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Net Pension and Net Postretirement Benefit Costs consisted of the following components (in thousands):

	Pension Costs			Non-Pension Postretirement Costs
	2003	2002	2001	2003	2002	2001
Components of Net Periodic
Benefit Cost:
Service cost	$1,734	$1,704	$539	$47	$43	$21
Interest cost	4,795	4,555	1,144	118	108	28
Expected return on plan assets	(4,293)	(1,823)	(497)	—	—	—
Other	—	—	(30)	—	—	(37)
Net deferrals	—	(2,840)	(775)	—	—	—
Recognized actuarial loss	266	—	53	—	—	—

Net periodic benefit cost	$2,502	$1,596	$434	$165	$151	$12

On December 31, 2003 the accumulated benefit obligation related to the pension plans exceeded the fair value of the pension plan assets (such excess is referred to as an un-funded accumulated benefit obligation). This difference is attributed to (1) an increase in the accumulated benefit obligation that resulted from the decrease in the interest rate used to discount the projected benefit obligation to its present settlement amount from 6.75% to 6.00% in two of the Company’s plans and (2) a slight decline in the market value of the domestic plan assets at December 31, 2003. As a result, in accordance with SFAS No. 87, the Company recognized an additional minimum pension liability of $3.3 million included in benefit obligations, and recorded a charge, net of tax, to accumulated other comprehensive loss of $3.2 million which decreased members’ equity. The charge to members’ equity for the excess of additional pension liability represents a net loss not yet recognized as pension expense.

The pension plan assets primarily consist of equity mutual funds, fixed income funds and a guaranteed investment contract fund. Employer cash contributions to the pension plan in 2004 is expected to be approximately $0.8 million.

The Company’s investment policy is designed to provide flexibility in the asset mix decision based on management’s assessment of economic conditions with the overall objective being maximum rates of return appropriately balanced to minimize market risks. While our asset mix has varied significantly over the last two years because of the downturn in the economy and the resulting effects on equity securities, our long-term strategic goal is to reach an asset mix comprising approximately 60% equity securities and 40% fixed income securities. The Company’s defined benefit plan weighted average asset allocation by asset category are as follows:

Asset Category	Pension Plan Assets at December 31,
	2003	2002
Equity Securities	50.8%	45.2%
Fixed Income Securities	43.2%	48.1%
Other	6.0%	6.7%

	100.0%	100.0%

The following chart shows the effect of a 1% change in healthcare cost trends (in thousands):

	2003	2002
Effect of 1% increase in health-care cost trend rates on:
Postretirement benefit obligation	$210	$164
Total of service cost and interest cost component	21	18
Effect of 1% decrease in health-care cost trend rates on:
Postretirement benefit obligation	179	139
Total of service cost and interest cost component	18	15

The Company also maintains a defined contribution profit-sharing plan for domestic salaried and certain hourly employees. Contributions to the profit-sharing plan charged to earnings were approximately $1.5 million and $1.8 million for the years ended December 31, 2003 and 2002, respectively, and $0.6 million for the period from September 29, 2001 to December 31, 2001.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The Company also has an employee savings plan. The Company matches 50% of each employee’s contribution up to a maximum of 6% of the employee’s earnings. The Company’s matching contributions to the savings plan were approximately $0.4 million and $0.4 million for the years ended December 31, 2003 and 2002, respectively, and $0.1 million for the period from September 29, 2001 to December 31, 2001.

13. related party transactions

Arrangements with Church & Dwight

As part of the acquisition, the Company entered into a management services agreement (“MSA”) with C&D whereby C&D has agreed to provide the Company with corporate management and administrative services primarily for the Company’s domestic operations. These services generally include, but are not limited to, sales, marketing, facilities operations, finance, accounting, MIS, legal and regulatory, human resources, R&D, Canadian sales and executive and senior management oversight of each of the above services. Each of the transactions described above was negotiated by the partners of the Company, who are unaffiliated with each other.

The term of the management services agreement is five years, with automatic one-year renewals unless the Company provides six months’ notice that it does not want to renew the agreement.

C&D charged the Company $24.4 million for primarily administrative and management oversight services for the year ended December 31, 2003. C&D charged the Company $22.5 million for primarily administrative and management services for the year ended December 31, 2002. The Company sold $1.9 of deodorant/antiperspirant inventory to C&D at its cost during the year ended December 31, 2003, compared with $7.1 million of deodorant/antiperspirant during the year ended December 31, 2002. The Company purchased $2.9 million of Arm & Hammer products to be sold in international markets during the year ended December 31, 2003, compared with $1.4 million during the year ended December 31, 2002. During the year ended December 31, 2003, the Company charged C&D $1.7 million of transition administrative services. The Company had a net payable to C&D at December 31, 2003 and December 31, 2002 of approximately $6.7 million and $4.8 million, respectively, that primarily related to administration fees and invoices paid by C&D on behalf of Armkel, offset by amounts owed for inventory.

Arrangements with Kelso

Kelso has agreed to provide the Company with financial advisory services for which the Company pays an annual fee of $1.0 million. The Company has agreed to indemnify Kelso against certain liabilities and reimburse expenses in connection with its engagement. For the year ended December 31, 2003, the Company expensed $1.0 million for financial advisory services, which was prepaid, at a discounted value, at the end of 2002. For the year ended December 31, 2002, the Company paid Kelso $1.0 million for 2002 financial advisory fees. For the period ended December 31, 2001, the Company paid Kelso $0.3 million for financial advisory services.

14. commitments and contingencies

Commitments

Rent expense amounted to $4.3 million and $3.2 million for the years ended December 31, 2003 and 2002 respectively, and $1.5 million for the period of September 29, 2001 to December 31, 2001. The Company is obligated for minimum annual rentals under non-cancelable long-term operating leases as follows (in thousands):

2004	$3,870
2005	3,629
2006	2,506
2007	2,254
2008	1,569
2009 and thereafter	1,464

Total future minimum lease commitments	$15,292

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The Company also has capital lease obligations at certain of its foreign subsidiaries. The commitments on these obligations are immaterial.

The Company accounts for step rent provisions and escalation clauses on a straight-line basis. Any capital improvement funding or other lease concessions are taken into account when computing lease payments on a straight-line basis. Other than certain lease contracts which include escalations based on inflation, none of the Company’s lease payments is computed based on an index or other rate. The Company accounts for leases with an escalation based on inflation in accordance with FTB 85-3.

Contingencies

On January 17, 2002, a petition for appraisal, Cede & Co., Inc. and GAMCO Investors, Inc. v. Medpointe Healthcare Inc., Civil Action No. 19354, was filed in the Court of Chancery of the State of Delaware demanding a determination of the fair value of shares of Medpointe. The action was brought by purported former shareholders of Carter-Wallace in connection with the merger on September 28, 2001 of MCC Acquisition Sub Corporation with and into Carter-Wallace. The merged entity subsequently changed its name to Medpointe. The petitioners seek an appraisal of the fair value of their shares in accordance with Section 262 of the Delaware General Corporation Law. The matter was heard on March 10 and 11, 2003, at which time the petitioners purportedly held approximately 2.3 million shares of Medpointe. An additional post-trial hearing was held on January 20, 2004 to address the valuation of the Company. No decision has yet been rendered by the court.

Medpointe and certain former Carter-Wallace shareholders are party to an indemnification agreement pursuant to which such shareholders will be required to indemnify Medpointe from a portion of the damages, if any, suffered by Medpointe in relation to the exercise of appraisal rights by other former Carter-Wallace shareholders in the merger. Pursuant to the agreement, the shareholders have agreed to indemnify Medpointe for 40% of any Appraisal Damages (defined as the recovery greater than the per share merger price times the number of shares in the appraisal class) suffered by Medpointe in relation to the merger; provided that if the total amount of Appraisal Damages exceeds $33.3 million, then the indemnifying stockholders will indemnify Medpointe for 100% of any damages suffered in excess of that amount. The Company, in turn, is party to an agreement with Medpointe pursuant to which it has agreed to indemnify Medpointe and certain related parties against 60% of any Appraisal Damages for which Medpointe remains liable. The maximum liability to the Company pursuant to the indemnification agreement and prior to any indemnification from C&D, as described in the following sentence is $12 million. C&D is party to an agreement with the Company pursuant to which it has agreed to indemnify the Company for 17.4% of any Appraisal Damages, or up to a maximum of $2.1 million for which the Company becomes liable.

The Company, Medpointe and the indemnifying shareholders believe that the consideration offered in the merger was fair to the former Carter-Wallace shareholders and have vigorously defended the petitioner’s claim. However, the Company cannot predict the outcome of the proceedings.

On March 27, 2003, GAMCO Investors, Inc. filed another complaint in the New York Supreme Court seeking damages from MedPointe Healthcare Inc., the former directors of Carter-Wallace, and one of the former shareholders of Carter-Wallace. The complaint alleges breaches of fiduciary duty in connection with certain employment agreements with former Carter-Wallace executives, the sale of Carter Wallace’s consumer products business to the Company (some of the products acquired by the Company were subsequently sold by the Company to C&D) and the merger of MCC Acquisition Sub Corporation with and into Carter-Wallace. The complaint seeks monetary damages and equitable relief, including among other things, invalidation of the transactions. The defendants have moved to dismiss the complaint. The Company has not been named as a defendant in this action and believes it has no liability.

The Company’s distribution of condoms under the Trojan and other trademarks is regulated by the U.S. Food and Drug Administration (FDA). Certain of Armkel’s condoms and similar condoms sold by Armkel’s major competitors, contain the spermicide nonoxynol-9 (N-9). The World Health Organization and other interested groups have issued reports suggesting that N-9 should not be used rectally or for multiple daily acts of vaginal intercourse, given the ingredient’s potential to cause irritation to human membranes. The Company expects the FDA to issue non-binding draft guidance concerning the labeling of condoms with N-9, although the timing of such draft guidance is uncertain. The Company believes that condoms with N-9 provide an acceptable added means of contraceptive protection and is cooperating with the FDA concerning the appropriate labeling revisions, if any. However, the Company cannot predict the outcome of the

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

FDA review. While awaiting further FDA guidance, the Company has implemented interim labeling revisions that caution against rectal use and more-than-once-a-day vaginal use of N-9-containing condoms, and has launched a public information campaign to communicate these messages to the affected communities. If the FDA or state governments promulgate rules which prohibit or restrict the use of N-9 in condoms (such as new labeling requirements), the financial condition and operating results of the Company could suffer.

In March 2003, two members of the California Assembly introduced a non-binding resolution calling on FDA to ban condoms containing N-9. The proposed resolution was not brought to a vote since legally California could not ban an FDA approved medical device from marketing. Instead, the proposed resolution was announced at a public press release and retailers were asked voluntarily not to stock any condom containing N-9. The Company had previously supplied the Assemblymen and the Assembly Speaker with information explaining why a ban would be inappropriate and outlining the interim labeling revisions and public information efforts the Company has implemented. While the resolution cannot be voted upon and passed and cannot be legally binding, making it public (as was done here) could impair public perception of the product with resultant impairment of operating results of the Company.

On August 26, 2002, the Company filed suit against Pfizer in the District Court of New Jersey to redress infringement of two Company patents directed to pregnancy diagnostic devices. The suit claimed that Pfizer’s “ept” product infringed these patents. On June 23, 2003, the Company agreed to a settlement with Pfizer resulting in a gain after attorney’s fees and costs of $12.7 million. As part of the settlement the Company granted Pfizer a fully paid-up non-exclusive worldwide license to practice and use the Company’s pregnancy diagnostic devices’ patents until July 1, 2004.

The Company, in the ordinary course of its business, is the subject of, or party to, various pending or threatened legal actions. The Company believes that any ultimate liability arising from these actions will not have a material adverse effect on its financial position or results of operation.

15. reorganization reserve

As of September 28, 2001, the date of the acquisition of the Carter-Wallace Consumer Business (the “Predecessor”), the Company started to implement a plan to reorganize the operation of the acquired consumer business. The main components of the plan included rationalizing facilities for which the Company had incurred lease termination costs, environmental remediation costs and work force rationalization costs. The plan was finalized in 2002 and the Company substantially completed the plan in 2003 except for certain long-term contractual obligations related to benefits for certain former executives of Carter-Wallace, Inc. and certain environmental remediation activities.

The Company established an accrual for severance to reflect the purchase of various services from C&D in lieu of obtaining such services through continued employment of certain personnel by the Company. The accrued severance is for identified employees from various areas including executives, administrative support and corporate functions (finance, human resources, legal, MIS, R&D, logistics, marketing, sales and purchasing).

The following table summarizes the activity in the Company’s reorganization accruals (in thousands):

	Reserves at December 31, 2002	Payments	Adjustments		Reserves at December 31, 2003
Severance and other charges	$6,005	$(3,210)	$(934	)(1)	$1,861
Environmental remediation costs	1,827	(312)	—		1,515
Lease termination costs	110	—	(110	)(2)	—

	$7,942	$(3,522)	$(1,044)		$3,376

(1)	Reduction to severance reserve due to re-assessment of original employee termination plan costs estimated at acquisition. The change in reserve reduced goodwill.
(2)	Reduction to lease termination costs at two warehouses due to favorable settlement of closing and cleanup costs. The change in reserve reduced goodwill.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

16. assets held for sale

In July 2002, the Company met the criteria to classify its Cranbury, New Jersey facility as assets held for sale. At December 31, 2001, the net book value of the Cranbury property and facilities was $43 million based on regional market prices for such property when used for a similar purpose, as determined by an independent appraisal at the time of acquisition. During the third quarter of 2002, however, independent real estate consultants advised the Company that the property would likely have to be sold to land developers who would use it for purposes other than manufacturing, for which the fair value is significantly less. Accordingly, the Company adjusted the purchase price allocation recorded for the property to the fair value for developmental property ($20 million). Upon further review, the Company decided to retain the research and development building of the facility for continued use. The fair value of the research building is $5.4 million which has been reclassified to property, plant and equipment in the December 31, 2002 balance sheet.

In the second quarter of 2003, during negotiations with a potential buyer for the remaining land (other than that related to the research facilities), the buyer raised new issues regarding environmental remediation costs to be incurred by the Company prior to the sale, and the portion of the parcel that could actually be developed. The Company recorded an impairment charge of $3.1 million in its statement of income for the second quarter of 2003, after the conclusion of the allocation period, because it became apparent from status of the negotiations in the second quarter of 2003 that the carrying value of the land (approximately $14.6 million at that time) would not be fully realized. In the fourth quarter of 2003, the Company entered into a contract to sell the remaining land available for development (and demolish the remaining buildings at the buyer’s expense), subject to obtaining environmental and other regulatory approvals, which the Company expects to obtain during 2004. Currently, the value expected to be received for all land at the Cranbury, NJ location (other than that related to the research facilities), net of costs to sell, is approximately $11.5 million.

17. discontinued operations

At the end of December 2002, the Company signed a definitive agreement to sell its Italian operations. On February 20, 2003, the sale was completed with proceeds of $22.6 million. The Company recorded an after-tax gain on the sale of these operations of approximately $1.9 million. As part of this transaction, the Company recorded a $0.5 million guarantee reserve which was the estimated fair value of the contractual indemnification obligation of the Company to the buyer of the Italian operations. In June 2003, the Company signed an agreement which effectively reduced the selling price by requiring the payment of 0.1 million euros by the Company to the buyer in the third quarter of 2003 in return for a release from any indemnification obligations that might arise with respect to certain tax matters under the definitive sales agreement. Upon payment of the 0.1 million euros the guarantee reserve was reduced accordingly. Exposure under such indemnification obligation is capped at 1.5 million Euros, which is approximately $1.9 million at December 31, 2003.

The financial statements of the comparable periods of a year ago in this report have been reclassified for discontinued operations.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The table below reflects the assets and liabilities of the Italian subsidiaries, which were sold in February 2003 for $22.6 million, and which are accounted for as discontinued operations, along with the results of operations for the years ended December 31, 2003 and 2002 and for the period from August 28 to December 31, 2001 (in thousands):

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28 to December 31, 2001
Net Sales (1)	$9,998	$40,826	$8,473
Income (Loss) from Discontinued Operations (2)	$254	$2,712	$(755)
Assets
Current assets	$—	$33,464	$28,702
Property, plant & equipment	—	6,506	6,043
Other assets	—	2,109	2,266

Total Assets	$—	$42,079	$37,011

Liabilities
Current liabilities	$—	$18,492	$17,243
Other Liabilities	—	5,090	4,000

Total Liabilities	$—	$23,582	$21,243

(1)	Presented for informational purposes only. All results of operations are reported net in the Statements of Income.
(2)	Income (loss) from discontinued operations is reported net of taxes of $0.3 and $1.4 million in 2003 and 2002, respectively, and net of a tax benefit of $0.2 million for the period from August 28, 2001 to December 31, 2001.

18. patent infringement

On August 26, 2002, the Company filed suit against Pfizer in the District Court of New Jersey to redress infringement of two (2) of the Company’s patents directed to pregnancy diagnostic devices. The suit claimed that Pfizer’s “ept” product infringes these patents. On June 23, 2003 the Company agreed to a settlement with Pfizer resulting in a gain, after attorney’s fees and costs, of $12.7 million. As part of the settlement the Company granted Pfizer a fully paid-up non-exclusive worldwide license to practice and use the Company’s pregnancy test kit patents until July 1, 2004. The patent infringement settlement required Pfizer to pay the Company $18.0 million within 45 days. The payment was received on August 7, 2003. The Company incurred approximately $5.3 million in legal and related settlement expenses.

19. long-term incentive plan

The Company has a long-term equity appreciation rights plan (the “EAR”) for its senior management executives. Approximately 900 thousand awards are authorized under the EAR. At December 31, 2003, approximately 648 thousand awards were outstanding. Each award constitutes a right to receive in cash, or other settlement such as C&D stock, a portion of the appreciation in the value of the Company established as of Acquisition up until a sale of Kelso’s interest in the Company or a sale to a third party of substantially all of the Company’s assets. The awards are realizable only upon such a liquidation event, as defined, and further vest during the two year period after such an event.

20. segments and supplemental information

Segment Information

The Company has two operating segments: Domestic Consumer Products Division and International Consumer Products Division.

Measurement of Segment Results and Assets

The accounting policies of the segments are generally the same as those described in the summary of significant accounting policies.

Supplemental Financial Information of Domestic and International Operations

The senior subordinated notes registered by the Company are fully and unconditionally guaranteed by the domestic subsidiaries of the Company on a joint and several basis. The following information is being presented to comply with SEC Regulation SX, Item 3-10 and to provide required segment disclosures.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Supplemental information for condensed consolidated balance sheets at December 31, 2003 and 2002, condensed consolidated statements of income and consolidated cash flows for the years ended December 31, 2003 and 2002 and for the period from August 28, 2001 (inception) to December 31, 2001 is summarized as follows (amounts in thousands):

Statements of Income

	For the Year Ended December 31, 2003
	Domestic	International	Eliminations	Total Consolidated
Net sales	$209,678	$207,006	$(5,990)	$410,694
Cost of goods sold	85,602	102,663	(5,990)	182,275

Gross profit	124,076	104,343	—	228,419
Marketing expenses	28,325	31,231	—	59,556
Selling, general and administrative expenses	51,536	40,830	—	92,366
Patent infringements	(12,717)	—	—	(12,717)

Operating income from continuing operations	56,932	32,282	—	89,214
Interest expense	(33,566)	(5,906)	5,017	(34,455)
Interest income	5,318	709	(5,017)	1,010
Other income (expense)	3,954	(2,542)	—	1,412

Income before taxes from continuing operations	32,638	24,543	—	57,181
Income taxes	—	9,058	—	9,058

Income from continuing operations	32,638	15,485	—	48,123
Income from discontinued operations	—	254	—	254
Gain on disposition of discontinued operations	—	1,862	—	1,862

Net Income	$32,638	$17,601	$—	$50,239

	For the Year Ended December 31, 2002
	Domestic	International	Eliminations	Total Consolidated
Net sales	$219,167	$174,631	$(10,016)	$383,782
Cost of goods sold	95,172	87,793	(10,016)	172,949

Gross profit	123,995	86,838	—	210,833
Marketing expenses	27,110	25,943	—	53,053
Selling, general and administrative expenses	50,152	37,482	—	87,634
Patent infringements	—	—	—	—

Operating income from continuing operations	46,733	23,413	—	70,146
Interest expense	(35,329)	(5,714)	4,444	(36,599)
Interest income	4,689	709	(4,444)	954
Other income (expense)	6,766	(5,823)	—	943

Income before taxes from continuing operations	22,859	12,585	—	35,444
Income taxes	—	6,942	—	6,942

Income from continuing operations	22,859	5,643	—	28,502
Income from discontinued operations	—	2,712	—	2,712
Gain on disposition of discontinued operations	—	—	—	—

Net Income	$22,859	$8,355	$—	$31,214

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Statements of Income

	For the Period from August 28, 2001 (Inception) To December 31, 2001
	Domestic	International	Eliminations	Total Consolidated
Net sales	$40,459	$39,755	$(2,653)	$77,561
Cost of goods sold	28,453	24,646	(2,653)	50,446

Gross profit	12,006	15,109	—	27,115
Marketing expenses	5,361	2,627	—	7,988
Selling, general and administrative expenses	10,743	12,572		23,315
Patent infringements	—	—	—	—

Loss from continuing operations	(4,098)	(90)	—	(4,188)
Interest expense	(11,181)	(1,253)	718	(11,716)
Interest income	1,393	138	(718)	813
Other income (expense)	(540)	264	—	(276)

Loss before taxes from continuing operations	(14,426)	(941)	—	(15,367)
Income tax benefit	—	(474)	—	(474)

Loss from continuing operations	(14,426)	(467)	—	(14,893)
Loss from discontinued operations	—	(755)	—	(755)

Gain on disposition of discontinued operations	—	—	—	—

Net Loss	$(14,426)	$(1,222)	$—	$(15,648)

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Consolidated Balance Sheet

	December 31, 2003
	Domestic	International	Eliminations	Total Consolidated
Cash and cash equivalents	$28,105	$41,083	$—	$69,188
Accounts receivable, less allowances	19,038	55,745	—	74,783
Inventories	21,115	32,667	—	53,782
Prepaid expenses	937	5,499	—	6,436
Net assets of discontinued operations	—	—	—	—
Net assets held for sale	11,500	—	—	11,500

Total current assets	80,695	134,994		215,689
Property, plant and equivalent, net	48,725	27,090	—	75,815
Notes receivable	67,311	—	(67,311)	—
Investment in subsidiaries	63,557	—	(63,557)	—
Tradenames and patents	218,575	38,200	—	256,775
Goodwill	172,318	32,838	—	205,156
Deferred financing costs	13,877	—	—	13,877
Other assets	4,339	3,670	—	8,009

Total Assets	$669,397	$236,792	$(130,868)	$775,321

Short-term borrowings	$—	$—	$—	$—
Accounts payable and accrued expenses	37,986	48,361	—	86,347
Intercompany accounts	10,845	(10,845)	—	—
Net liabilities of discontinued operations	—	—	—	—
Current portion of long-term debt	1,894	811	—	2,705
Taxes payable	—	7,214	—	7,214

Total current liabilities	50,725	45,541	—	96,266
Long-term debt	350,569	14,269	—	364,838
Deferred income taxes	—	9,669	—	9,669
Notes payable	—	77,621	(77,621)	—
Deferred and other long-term liabilities	13,927	11,184	—	25,111

Total liabilities	415,221	158,284	(77,621)	495,884
Net contributed capital	220,500	52,061	(52,061)	220,500
Retained earnings	41,072	24,733	—	65,805
Accumulated other comprehensive (loss) income:
Foreign translation gain	(54)	2,583	(1,186)	1,343
Fair market value of interest rate swaps	—	—	—	—
Minimum pension liability, net of tax	(7,342)	(869)	—	(8,211)

Total Accumulated Other Comprehensive (Loss) Income	(7,396)	1,714	(1,186)	(6,868)

Total Members’ Equity	254,176	78,508	(53,247)	279,437

Total Liabilities and Member’s Equity	$669,397	$236,792	$(130,868)	$775,321

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Consolidated Balance Sheet

	December 31, 2002
	Domestic	International	Eliminations	Total Consolidated
Cash and cash equivalents	$35,093	$19,687	$—	$54,780
Accounts receivable, less allowance	21,885	53,979	—	75,864
Inventories	22,948	30,479	—	53,427
Prepaid expenses	1,428	4,129	—	5,557
Net assets of discontinued operations	—	42,079	—	42,079
Net assets held for sale	14,600	—	—	14,600

Total current assets	95,954	150,353		246,307
Property, plant and equivalent, net	48,646	24,221	—	72,867
Notes receivable	58,591	—	(58,591)	—
Investment in subsidiaries	63,557	—	(63,557)	—
Tradenames and patents	223,075	38,200	—	261,275
Goodwill	173,006	32,461	—	205,467
Deferred financing costs	17,380	—	—	17,380
Other assets	2,665	2,553	—	5,218

Total Assets	$682,874	$247,788	$(122,148)	$808,514

Short-term borrowings	$—	$55	$—	$55
Accounts payable and accrued expenses	44,762	40,274	—	85,036
Intercompany accounts	(3,633)	3,633	—	—
Net liabilities of discontinued operations	—	23,582	—	23,582
Current portion of long-term debt	9,541	18,960	—	28,501
Taxes payable	—	1,606	—	1,606

Total current liabilities	50,670	88,110	—	138,780
Long-term debt	397,838	13,796	—	411,634
Deferred income taxes	—	8,500	—	8,500
Notes payable	—	69,138	(69,138)	—
Deferred and other long-term liabilities	10,705	9,215	—	19,920

Total liabilities	459,213	188,759	(69,138)	578,834
Net contributed capital	220,500	52,061	(52,061)	220,500
Retained earnings	8,434	7,132	—	15,566
Accumulated other comprehensive (loss) income
Foreign translation gain	137	476	(949)	(336)
Fair market value of interest rate swaps	(1,217)	—	—	(1,217)
Minimum pension liability, net of tax	(4,193)	(640)	—	(4,833)

Total Accumulated Other Comprehensive Loss	(5,273)	(164)	(949)	(6,386)

Total Members’ Equity	223,661	59,029	(53,010)	229,680

Total Liabilities and Member’s Equity	$682,874	$247,788	$(122,148)	$808,514

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Statements of Cash Flow

	For the Year ended December 31, 2003
	Domestic	International	Total Consolidated
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$32,638	$17,601	$50,239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,225	4,169	17,394
Unrealized (gain) loss on foreign exchange transactions	(6,096)	2,688	(3,408)
Net gain on sale of discontinued operations	—	(254)	(254)
Asset impairment charge	3,100	—	3,100
Net income from discontinued operations	—	(1,862)	(1,862)
Change in Assets and Liabilities:
Decrease in accounts receivable	2,391	5,087	7,478
Decrease in inventories	1,832	1,646	3,478
Increase in prepaid expenses and other current assets	(710)	(999)	(1,709)
Increase (Decrease) in accounts payable and other accrued expenses	(5,973)	6,585	612
Increase (Decrease) in other liabilities	857	(4,321)	(3,464)

Net Cash Provided by Operating Activities	41,264	30,340	71,604

CASH FLOW FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,720)	(4,731)	(8,451)
Proceeds from divestiture/sale of assets	—	22,573	22,573
Payment for purchase price adjustments and costs related to the acquisition of Carter-Wallace Consumer Business	(424)	—	(424)

Net Cash (Used in) Provided by Investing Activities	(4,144)	17,842	13,698

CASH FLOW FROM FINANCING ACTIVITIES
Repayment of syndicated bank credit facility	(55,077)	(20,786)	(75,863)
Intercompany capital contribution	9,797	(9,797)	—
Proceeds from divestiture/sale of assets	1,172	(1,172)	—

Net Cash Used in Financing Activities	(44,108)	(31,755)	(75,863)

Effect of exchange rate changes on cash and cash equivalents	—	4,969	4,969

NET CHANGE IN CASH & CASH EQUIVALENTS	(6,988)	21,396	14,408
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,093	19,687	54,780

CASH & CASH EQUIVALENTS AT END OF PERIOD	$28,105	$41,083	$69,188

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Statements of Cash Flow

	For the Year ended December 31, 2002
	Domestic	International	Total Consolidated
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$22,859	$8,355	$31,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,205	3,316	15,521
Unrealized (gain) loss on foreign exchange transactions	(5,314)	4,416	(898)
Net gain on sale of discontinued operations	—	—	—
Net income from discontinued operations	—	(2,712)	(2,712)
Change in Assets and Liabilities:
(Increase) Decrease in accounts receivable	5,507	(5,329)	178
(Increase) Decrease in inventories	13,320	(3,804)	9,516
Increase in prepaid expenses and other current assets	(780)	(1,631)	(2,411)
Increase (Decrease) in accounts payable and other accrued expenses	(35,524)	3,498	(32,026)
Increase (Decrease) in other liabilities	(297)	365	68

Net Cash Provided by Operating Activities	11,976	6,474	18,450

CASH FLOW FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,024)	(2,419)	(8,443)
Payment for purchase price adjustments and costs related to the acquisition of Carter-Wallace Consumer Business	(8,890)	—	(8,890)

Net Cash Used in Investing Activities	(14,914)	(2,419)	(17,333)

CASH FLOW FROM FINANCING ACTIVITIES
Net Cash Used in Financing Activities (repayment of syndicated bank credit facility )	(2,413)	(839)	(3,252)

Effect of exchange rate changes on cash and cash equivalents	—	1,298	1,298

NET CHANGE IN CASH & CASH EQUIVALENTS	(5,351)	4,514	(837)
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	40,444	15,173	55,617

CASH & CASH EQUIVALENTS AT END OF PERIOD	$35,093	$19,687	$54,780

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

Statements of Cash Flow

	For the Period from August 28, 2001 (Inception) to December 31, 2001
	Domestic	International	Total Consolidated
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(14,426)	$(1,222)	$(15,648)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,255	760	4,015
Unrealized (gain) loss on foreign exchange transactions	967	(572)	395
Net gain on sale of discontinued operations	—	—	—
Net loss from discontinued operations	—	755	755
Change in Assets and Liabilities:
Decrease in accounts receivable	2,330	3,286	5,616
Decrease in inventories	8,877	3,476	12,353
(Increase) Decrease in prepaid expenses	(990)	2,055	1,065
Increase (Decrease) in accounts payable and other accrued expenses	9,625	(1,320)	8,305
Increase (Decrease) in other liabilities	6,830	(3,085)	3,745

Net Cash Provided by Operating Activities	16,468	4,133	20,601

CASH FLOW FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,190)	(716)	(1,906)
Acquisition of Carter-Wallace Consumer Business, including anti - perspirant and pet care products business, net of cash acquired	(593,548)	(119,745)	(713,293)
Proceeds from sale of anti-perspirant and pet care products business	128,500	—	128,500

Net Cash Used in Investing Activities	(466,238)	(120,461)	(586,699)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of senior subordinated notes	223,477	—	223,477
Proceeds from syndicated bank credit facility	186,500	33,500	220,000
Repayment of syndicated bank credit facility	(375)	—	(375)
Repayment of acquired long-term debt	—	(19,971)	(19,971)
Payment of deferred financing costs	(21,354)	(400)	(21,754)
Proceeds from Members	228,500	—	228,500
Distributions to Members	(8,000)	—	(8,000)
Intercompany acquisition financing	(118,534)	118,534	—

Net Cash Provided by Financing Activities	490,214	131,663	621,877

Effect of exchange rate changes on cash and cash equivalents	—	(162)	(162)

NET CHANGE IN CASH & CASH EQUIVALENTS	40,444	15,173	55,617
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	—	—

CASH & CASH EQUIVALENTS AT END OF PERIOD	$40,444	$15,173	$55,617

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the Years Ended December 31, 2003 and 2002

And for the Period from August 28, 2001 (Inception) to December 31, 2001

The following table sets forth our principal product lines and related data:

	Year Ended December 31, 2003	Year Ended December 31, 2002	Period from August 28, 2001 (Inception) to December 31, 2001
Net Sales
Product
Family Planning(1)	$189,014	$184,952	$37,119
Depilatories and waxes; face and skincare	89,562	83,517	12,451
Oral care	37,766	29,727	5,865
OTC Products	51,914	46,064	12,241
Other consumer products	42,438	39,522	9,885

Total net sales	$410,694	$383,782	$77,561

(1)	Family Planning includes condom product sales and pregnancy and ovulation kits.

Geographic Information

Approximately 50% and 55% of net sales for the years ended December 31, 2003 and 2002, respectively, and 49% for the period August 28, 2001 (inception) to December 31, 2001, were to customers in the United States, and approximately 82% of long-lived assets at December 31, 2003 and 2002 were located in the U.S.

Customers

A group of five customers accounted for approximately 26% of consolidated net sales in 2003, including a single customer, Wal-Mart, who accounted for 12%. This group accounted for 27% of consolidated net sales in 2002 and 2001.

ARMKEL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Three Months Ended
(Dollars in thousands)	April 2, 2004	March 28, 2003
Net Sales	$113,773	$99,654
Cost of goods sold	48,088	41,169

Gross Profit	65,685	58,485
Marketing expenses	12,830	12,009
Selling, general and administrative expenses	23,044	21,376

Income from Operations	29,811	25,100
Interest expense	(7,765)	(8,890)
Interest income	291	281
Other expense	(669)	(284)

Income before taxes	21,668	16,207
Income taxes	3,505	3,104

Income from continuing operations	18,163	13,103
Income from discontinued operations	—	254
Gain on disposition of discontinued operations	—	1,862

Net Income	18,163	15,219
Other comprehensive income	4,833	648

Total comprehensive income	22,996	15,867
Members’ Equity at Beginning of Period	279,437	229,680

Members’ Equity at End of Period	$302,433	$245,547

See Notes to Condensed Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	April 2, 2004	Dec. 31, 2003
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$64,757	$69,188
Accounts receivable, less allowances of $1,558 and $1,509	90,892	74,783
Inventories	55,619	53,782
Prepaid expenses	6,361	6,436
Net assets held for sale	11,500	11,500

Total Current Assets	229,129	215,689
Property, Plant and Equipment (Net)	76,153	75,815
Tradenames and Patents	255,650	256,775
Goodwill	205,156	205,156
Deferred Financing Costs	13,073	13,877
Other Assets	8,513	8,009

Total Assets	$787,674	$775,321

Liabilities and Members’ Equity
Current Liabilities
Accounts payable and accrued expenses	$86,916	$86,347
Current portion of long-term debt	3,029	2,705
Taxes payable	4,749	7,214

Total Current Liabilities	94,694	96,266
Long-term Debt	356,886	364,838
Deferred Income Taxes	8,165	9,669
Deferred and Other Long-term Liabilities	25,496	25,111
Commitments and Contingencies	—	—

Total Liabilities	485,241	495,884
Members’ Equity
Net contributed capital	220,500	220,500
Retained earnings	83,968	65,805
Accumulated other comprehensive loss	(2,035)	(6,868)

Total Members’ Equity	302,433	279,437

Total Liabilities and Members’ Equity	$787,674	$775,321

See Notes to Condensed Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in thousands)	April 2, 2004	March 28, 2003
Cash Flow From Operating Activities:
Net Income	$18,163	$15,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,127	3,933
Unrealized gain on foreign exchange transactions	429	81
Net (income) loss from discontinued operations	—	(254)
Net gain on sale of discontinued operations	—	(1,862)
Change in assets and liabilities:
Increase in accounts receivable	(13,406)	(12,337)
Increase in inventories	(613)	(1,995)
Decrease in prepaid expenses and other current assets	146	326
Decrease in accounts payable and other accrued expenses	(3,865)	(2,549)
Decrease in other liabilities	(2,221)	(1,927)

Net Cash Provided by (Used in) Operating Activities	2,760	(1,365)

Cash Flow From Investing Activities:
Additions to property, plant and equipment	(1,938)	(2,054)
Proceeds from divestiture	—	22,573

Net Cash Provided by (Used in) Investing Activities	(1,938)	20,519

Cash Flow From Financing Activities:
Repayment of syndicated bank credit facility	(7,500)	(26,253)

Net Cash Used in Financing Activities	(7,500)	(26,253)

Effect of exchange rate changes on cash and cash equivalents	2,247	925

Net Change in Cash and Cash Equivalents	(4,431)	(6,174)
Cash and Cash Equivalents at Beginning of Period	69,188	54,780

Cash and Cash Equivalents at End of Period	$64,757	$48,606

See Notes to Condensed Consolidated Financial Statements.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Financial Statement Presentation

The condensed consolidated balance sheet as of April 2, 2004, the condensed consolidated statements of income and changes in members’ equity for the three months ended April 2, 2004 and March 28, 2003, and the consolidated statements of cash flow for the three months ended April 2, 2004 and March 28, 2003 have been prepared by Armkel, LLC and subsidiaries (the “Company”) and are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flow at April 2, 2004 and for all periods presented have been made.

Fifty-percent (50%) of the membership interests in the Company is owned by each of Church & Dwight Co., Inc. (“C&D”) and certain affiliates of Kelso & Company, L.P. (“Kelso”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2003 required Form 10-K filing. The financial statement effect of the Italian operations that were divested in February 2003 is recognized as discontinued operations. The results of operations for the period ended April 2, 2004 are not necessarily indicative of the operating results for the full year.

1. Inventories consist of the following (in thousands):

	April 2, 2004	Dec. 31, 2003
Raw materials and supplies	$12,319	$11,913
Work in process	7,537	6,427
Finished goods	35,763	35,442

	$55,619	$53,782

2. Property, Plant and Equipment consist of the following (in thousands):

	April 2, 2004	Dec. 31, 2003
Land	$7,198	$7,206
Buildings and improvements	25,419	25,351
Machinery and equipment	51,851	52,384
Office equipment and other assets	6,430	5,999
Construction in progress	3,516	816

	94,414	91,756
Less accumulated depreciation and amortization	18,261	15,941

Net Property, Plant and Equipment	$76,153	$75,815

4. Goodwill and Intangible Assets

The following tables discloses the carrying value of all intangible assets (in thousands):

	April 2, 2004			December 31, 2003
	Gross Carrying Amount	Accum. Amortization	Net	Gross Carrying Amount	Accum. Amortization	Net
Amortized intangible assets:
Patents	$27,500	$11,250	$16,250	$27,500	$10,125	$17,375

Unamortized intangible assets - Carrying value:
Tradenames	$239,400			$239,400

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Intangible amortization expense amounted to $1.1 million for the three months ended April 2, 2004 and March 28, 2003. The estimated intangible amortization is approximately $4.5 million per year over the remaining amortization period. The weighted average amortization period for patents is 6.4 years.

There were no changes in the carrying amount of goodwill for the three months ended April 2, 2004. The balances are as follows (in thousands):

	Domestic	International	Total
Balance April 2, 2004	$172,318	$32,838	$205,156

5. Related Party Transactions

Arrangements with Church & Dwight

The Company owed C&D $6.6 million and $6.4 million for primarily administrative and management oversight services for the three months ended April 2, 2004 and March 28, 2003, respectively. The Company sold $0.5 million and $0.7 million of deodorant/antiperspirant inventory to C&D at its cost during the three months ended April 2, 2004 and March 28, 2003, respectively. The Company purchased $0.4 million and $0.8 million of Arm & Hammer products to be sold in international markets during the three months ended April 2, 2004 and March 28, 2003, respectively. The Company had a net payable to C&D at April 2, 2004 and March 28, 2003, respectively, of approximately $3.6 million and $3.5 million that primarily related to administration fees and invoices paid by C&D on behalf of Armkel, offset by amounts owed for inventory.

Arrangements with Kelso

Kelso provides the Company with financial advisory services for which the Company pays an annual fee of $1.0 million. The Company indemnifies Kelso against certain liabilities and reimburses expenses in connection with its engagement. For the three months ended April 2, 2004, the Company paid Kelso $0.3 million. The Company prepaid Kelso’s 2003 annual fee at the end of December 2002.

6. Commitments, Contingencies and Guarantees

a.	On January 17, 2002, a petition for appraisal, Cede & Co., Inc. and GAMCO Investors, Inc. v. Medpointe Healthcare Inc., Civil Action No. 19354, was filed in the Court of Chancery of the State of Delaware demanding a determination of the fair value of shares of Medpointe. The action was brought by purported former shareholders of Carter-Wallace in connection with the merger on September 28, 2001 of MCC Acquisition Sub Corporation with and into Carter-Wallace. The merged entity subsequently changed its name to Medpointe. The petitioners seek an appraisal of the fair value of their shares in accordance with Section 262 of the Delaware General Corporation Law. The matter was heard on March 10 and 11, 2003, at which time the petitioners purportedly held approximately 2.3 million shares of Medpointe. An additional post-trial hearing was held on January 20, 2004 to address the valuation of the Company. No decision has yet been rendered by the court.

Medpointe and certain former Carter-Wallace shareholders are party to an indemnification agreement pursuant to which such shareholders will be required to indemnify Medpointe from a portion of the damages, if any, suffered by Medpointe in relation to the exercise of appraisal rights by other former Carter-Wallace shareholders in the merger. Pursuant to the agreement, the shareholders have agreed to indemnify Medpointe for 40% of any Appraisal Damages (defined as the recovery greater than the per share merger price times the number of shares in the appraisal class) suffered by Medpointe in relation to the merger; provided that if the total amount of Appraisal Damages exceeds $33.3 million, then the indemnifying stockholders will indemnify Medpointe for 100% of any damages suffered in excess of that amount. The Company, in turn, is party to an agreement with Medpointe pursuant to which it has agreed to indemnify Medpointe and certain related parties against 60% of any Appraisal Damages for which Medpointe remains liable. The maximum liability to the Company pursuant to the indemnification agreement and prior to any indemnification from C&D, as described in the following sentence is $12 million. C&D is party to an agreement with the Company pursuant to which it has agreed to indemnify the Company for 17.4% of any Appraisal Damages, or up to a maximum of $2.1, million for which the Company becomes liable.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company, Medpointe and the indemnifying shareholders believe that the consideration offered in the merger was fair to the former Carter-Wallace shareholders and have vigorously defended the petitioner’s claim. However, the Company cannot predict the outcome of the proceedings.

On March 27, 2003, GAMCO Investors, Inc. filed another complaint in the New York Supreme Court seeking damages from MedPointe Healthcare Inc., the former directors of Carter-Wallace, and one of the former shareholders of Carter-Wallace. The complaint alleges breaches of fiduciary duty in connection with certain employment agreements with former Carter-Wallace executives, the sale of Carter Wallace’s consumer products business to the Company (some of the products acquired by the Company were subsequently sold by the Company to C&D) and the merger of MCC Acquisition Sub Corporation with and into Carter-Wallace. The complaint seeks monetary damages and equitable relief, including among other things, invalidation of the transactions. The defendants have moved to dismiss the complaint. The Company has not been named as a defendant in this action and believes it has no liability.

b.	The Company’s distribution of condoms under the Trojan and other trademarks is regulated by the U.S. Food and Drug Administration (FDA). Certain of Armkel’s condoms and similar condoms sold by Armkel’s major competitors, contain the spermicide nonoxynol-9 (N-9). The World Health Organization and other interested groups have issued reports suggesting that N-9 should not be used rectally or for multiple daily acts of vaginal intercourse, given the ingredient’s potential to cause irritation to human membranes. The Company expects the FDA to issue non-binding draft guidance concerning the labeling of condoms with N-9, although the timing of such draft guidance is uncertain. The Company believes that condoms with N-9 provide an acceptable added means of contraceptive protection and is cooperating with the FDA concerning the appropriate labeling revisions, if any. However, the Company cannot predict the outcome of the FDA review. While awaiting further FDA guidance, the Company has implemented interim labeling revisions that caution against rectal use and more-than-once-a-day vaginal use of N-9-containing condoms, and has launched a public information campaign to communicate these messages to the affected communities. If the FDA or state governments promulgate rules which prohibit or restrict the use of N-9 in condoms (such as new labeling requirements), the financial condition and operating results of the Company could suffer.

In March 2003, two members of the California Assembly introduced a non-binding resolution calling on FDA to ban condoms containing N-9. The proposed resolution was not brought to a vote since California could not legally ban an FDA approved medical device from marketing. Instead, the proposed resolution was announced at a public press release and retailers were asked voluntarily not to stock any condom containing N-9. The Company had previously supplied the Assemblymen and the Assembly Speaker with information explaining why a ban would be inappropriate and outlining the interim labeling revisions and public information efforts the Company has implemented. While the resolution cannot be voted upon and passed and cannot be legally binding, making it public (as was done here) could impair public perception of the product with resultant impairment of operating results of the Company.

c.	The Company has commitments to acquire approximately $2.5 million of raw material and packaging supplies from its vendors. The packaging supplies are either in a converted or non-converted status. This enables the Company to respond quickly to changes in customer orders/requirements.

d.	The Company has a guarantee with the New Jersey Department of Environmental Protection for a performance based obligation for estimated environmental remediation costs at its Cranbury, New Jersey facility.

e.	The Company, in the ordinary course of its business, is the subject of, or party to, various pending or threatened legal actions. The Company believes that any ultimate liability arising from these actions will not have a material adverse effect on its financial position or results of operation.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Reorganization Reserve

As of September 28, 2001, the date of the acquisition of the Carter-Wallace Consumer Business (the “Predecessor”), the Company started to implement a plan to reorganize the operation of the acquired consumer business. The main components of the plan included rationalizing facilities for which the Company had incurred lease termination costs, environmental remediation costs and work force rationalization costs. The plan was finalized in 2002 and the Company substantially completed the plan in 2003 except for certain long-term contractual obligations related to benefits for certain former executives of Carter-Wallace, Inc. and certain environmental remediation activities.

The Company established an accrual for severance to reflect the purchase of various services from C&D in lieu of obtaining such services through continued employment of certain personnel by the Company. The accrued severance is for identified employees from various areas including executives, administrative support and corporate functions (finance, human resources, legal, MIS, R&D, logistics, marketing, sales and purchasing).

The following table summarizes the activity in the Company’s reorganization accruals (in thousands):

	Reserves at Dec. 31, 2003	Payments	Reserves at April 2, 2004
Severance and other charges	$1,861	$(108)	$1,753
Environmental remediation costs	1,515	(53)	1,462

	$3,376	$(161)	$3,215

8. Assets Held for Sale

In July 2002, the Company met the criteria to classify its Cranbury, New Jersey facility as assets held for sale. At December 31, 2001, the net book value of the Cranbury property and facilities was $43 million based on regional market prices for such property when used for a similar purpose, as determined by an independent appraisal at the time of acquisition. During the third quarter of 2002, however, independent real estate consultants advised the Company that the property would likely have to be sold to land developers who would use it for purposes other than manufacturing, for which the fair value is significantly less. Accordingly, the Company adjusted the purchase price allocation recorded for the property to the fair value for developmental property ($20 million). Upon further review, the Company decided to retain the research and development building of the facility for continued use. The fair value of the research building is $5.4 million which was reclassified to property, plant and equipment at December 31, 2002.

In the second quarter of 2003, during negotiations with a potential buyer for the remaining land (other than that related to the research facilities), the buyer raised new issues regarding environmental remediation costs to be incurred by the Company prior to the sale, and the portion of the parcel that could actually be developed. The Company recorded an impairment charge of $3.1 million in its statement of income for the second quarter of 2003, after the conclusion of the allocation period, because it became apparent from status of the negotiations in the second quarter of 2003 that the carrying value of the land (approximately $14.6 million at that time) would not be fully realized. In the fourth quarter of 2003, the Company entered into a contract to sell the remaining land available for development (and demolish the remaining buildings at the buyer’s expense), subject to obtaining environmental and other regulatory approvals. In the course of obtaining such approvals the Company discovered additional groundwater contamination and although the cost to remediate will be immaterial the Company does not expect to be able to complete the remediation and obtain approvals in the time frames as agreed to in the contract. As a result, the Company is currently in negotiation with the buyer to determine a resolution. It is possible that the buyer may terminate the contract and the Company will need to put the property back on the market. Notwithstanding this possibility, the value expected to be received for all land at the Cranbury, NJ location (other than that related to the research facilities), net of costs to sell, is approximately $11.5 million.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Discontinued Operations

At the end of December 2002, the Company signed a definitive agreement to sell its Italian operations. On February 20, 2003, the sale was completed with proceeds of $22.6 million. In the first quarter of 2003, the Company recorded an after-tax gain on the sale of these operations of approximately $1.9 million. As part of this transaction, the Company recorded a $0.5 million guarantee reserve which was the estimated fair value of the contractual indemnification obligation of the Company to the buyer of the Italian operations. In June 2003, the Company signed an agreement which effectively reduced the selling price by requiring the payment of 0.1 million Euros by the Company to the buyer in the third quarter of 2003 in return for a release from any indemnification obligations that might arise with respect to certain tax matters under the definitive sales agreement. Upon payment of the 0.1 million Euros the guarantee reserve was reduced accordingly. Exposure under such indemnification obligation is capped at 1.5 million Euros, which is approximately $1.8 million at April 2, 2004.

For the three months ended March 28, 2003, net sales from the Italian operations was $10.0 million and income from discontinued operations was $0.3 million (net of taxes of $0.3 million). The proceeds were used to pay down the term loan debt and costs associated with the divestiture.

10. Recent Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation No. 46 (FIN No. 46) “Consolidation of Variable Interest Entities”, as amended in December 2003 by FIN No. 46R. FIN No. 46 sets forth criteria to be used in determining whether an investment in a variable interest entity (VIE) should be consolidated and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN No. 46 would require the immediate consolidation of specified VIEs created after January 31, 2003. For specified VIEs created before February 1, 2003, FIN No. 46 would require consolidation in interim or annual financial statements issued for periods beginning after December 15, 2003. The Company adopted FIN No. 46R and determined that it would not have a material impact to its consolidated financial statements.

In December 2003, the FASB issued a revised version of SFAS No. 132, “Employers Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB Statements No. 87, 88, and 106.” This Statement retained the disclosure requirements as originally included in SFAS No. 132 and contained additional disclosure requirements. The Company has included the required disclosures in Note 11 to its financial statements.

In January 2004, the FASB issued FASB Staff Position (FSP) No. 106-1 “Accounting and Disclosure Requirements to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (the Act). The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The FSP permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act. The Company does not believe that the effects of the Act apply to its postretirement health care plans and it will not have a material impact on its consolidated financial statements.

11. Pension Disclosure

The following table presents the net periodic benefit cost for the Company’s pension and postretirement plans for the quarter ending April 2, 2004 and March 28, 2003 (in thousands).

	Pension Costs		Postretirement Costs
	2004	2003	2004	2003
Components of Net Periodic Benefit Cost:
Service cost	$563	$416	$31	$11
Interest cost	1,299	658	30	25
Expected return on plan assets	(1,208)	(603)	—	—
Recognized actuarial (gain) or loss/other	15	45	3	—

Net periodic benefit cost	$669	$516	$64	$36

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Subsequent Events

On May 6, 2004, C&D announced that it has reached a non-binding understanding with its partner, Kelso & Company, to purchase Kelso’s 50% interest in the Company, for a purchase price of approximately $254 million. It is expected that the purchase will be completed on or about May 30, 2004, subject to customary closing conditions including completion of financing. C&D expects to raise a total of $640 million in medium-term borrowing facilities, which will be used to finance the acquisition and replace both C&D’s and the Company’s existing borrowing facilities.

13. Segments and Supplemental Information

Segment Information

The Company has two operating segments: Domestic Consumer Products Division and International Consumer Products Division.

Measurement of Segment Results and Assets

The accounting policies of the segments are generally the same as those described in Note 1.

Supplemental Financial Information of Domestic and International Operations

The senior subordinated notes registered by the Company are fully and unconditionally guaranteed by the domestic subsidiaries of the Company on a joint and several basis. The following information is being presented to comply with SEC Regulation SX, Item 3-10 and to provide required segment disclosures.

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Supplemental information for condensed consolidated balance sheets at April 2, 2004, condensed consolidated income statements and consolidated cash flows for the period from December 31, 2003 to April 2, 2004 is summarized as follows (amounts in thousands):

Statements of Income

	For The Three Months Ended April 2, 2004
	Domestic	International	Eliminations	Total Consolidated
Net sales	$59,495	$55,786	$(1,508)	$113,773
Cost of goods sold	22,053	27,543	(1,508)	48,088

Gross profit	37,442	28,243	—	65,685
Operating expenses	19,621	16,253	—	35,874

Income from operations	17,821	11,990	—	29,811
Interest expense	(7,629)	(136)	—	(7,765)
Interest income	59	232	—	291
Intercompany accounts	1,303	(1,303)	—	—
Other expense	(341)	(328)	—	(669)

Income before taxes	11,213	10,455	—	21,668
Income taxes	—	3,505	—	3,505

Net Income	$11,213	$6,950	$—	$18,163

	For The Three Months Ended March 28, 2003
	Domestic	International	Eliminations	Total Consolidated
Net sales	$53,706	$47,525	$(1,577)	$99,654
Cost of goods sold	20,238	22,508	(1,577)	41,169

Gross profit	33,468	25,017	—	58,485
Operating expenses	18,380	15,005	—	33,385

Income from operations	15,088	10,012	—	25,100
Interest expense	(8,593)	(297)	—	(8,890)
Interest income	98	183	—	281
Intercompany accounts	1,384	(1,384)	—	—
Other expense	(29)	(255)	—	(284)

Income before taxes	7,948	8,259	—	16,207
Income taxes	—	3,104	—	3,104

Income from continuing operations	7,948	5,155	—	13,103
Income from discontinued operations	—	254	—	254
Gain on disposition of discontinued operations	—	1,862	—	1,862

Net Income	$7,948	$7,271	$—	$15,219

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Consolidated Balance Sheet

	April 2, 2004
	Domestic	International	Eliminations	Total Consolidated
Cash and cash equivalents	$18,726	$46,031	$—	$64,757
Accounts receivable, less allowances	26,662	64,230	—	90,892
Inventories	23,756	31,863	—	55,619
Prepaid expenses	677	5,684	—	6,361
Net assets held for sale .	11,500	—	—	11,500

Total Current Assets	81,321	147,808	—	229,129
Property, plant and equipment (net)	48,090	28,063	—	76,153
Notes receivable	65,088	—	(65,088)	—
Investment in subsidiaries	63,557	—	(63,557)	—
Tradenames and patents	217,450	38,200	—	255,650
Goodwill	172,318	32,838	—	205,156
Deferred financing costs	13,073	—	—	13,073
Other assets	4,721	3,792	—	8,513

Total Assets	$665,618	$250,701	$(128,645)	$787,674

Accounts payable and accrued expenses	$30,053	$56,863	$—	$86,916
Intercompany accounts	10,107	(10,107)	—	—
Current portion of long-term debt	2,229	800	—	3,029
Taxes payable	—	4,749	—	4,749

Total Current Liabilities	42,389	52,305	—	94,694
Long-term debt	343,396	13,490	—	356,886
Deferred income taxes	—	8,165	—	8,165
Notes payable	—	77,296	(77,296)	—
Deferred and other long-term liabilities	14,489	11,007	—	25,496

Total Liabilities	400,274	162,263	(77,296)	485,241

Net contributed capital	220,500	52,061	(52,061)	220,500
Retained earnings	52,285	31,683	—	83,968
Accumulated other comprehensive (loss) income	(7,441)	4,694	712	(2,035)

Total Members’ Equity	265,344	88,438	(51,349)	302,433

Total Liabilities and Members’ Equity	$665,618	$250,701	$(128,645)	$787,674

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Consolidated Balance Sheet

	December 31, 2003
	Domestic	International	Eliminations	Total Consolidated
Cash and cash equivalents	$28,105	$41,083	$—	$69,188
Accounts receivable, less allowances	19,038	55,745	—	74,783
Inventories	21,115	32,667	—	53,782
Prepaid expenses	937	5,499	—	6,436
Net assets held for sale .	11,500	—	—	11,500

Total Current Assets	80,695	134,994	—	215,689
Property, plant and equipment (net)	48,725	27,090	—	75,815
Notes receivable	67,311	—	(67,311)	—
Investment in subsidiaries	63,557	—	(63,557)	—
Tradenames and patents	218,575	38,200	—	256,775
Goodwill	172,318	32,838	—	205,156
Deferred financing costs	13,877	—	—	13,877
Other assets	4,339	3,670	—	8,009

Total Assets	$669,397	$236,792	$(130,868)	$775,321

Accounts payable and accrued expenses	$37,986	$48,361	$—	$86,347
Intercompany accounts	10,845	(10,845)	—	—
Current portion of long-term debt	1,894	811	—	2,705
Taxes payable	—	7,214	—	7,214

Total Current Liabilities	50,725	45,541	—	96,266
Long-term debt	350,569	14,269	—	364,838
Deferred income taxes	—	9,669	—	9,669
Notes payable	—	77,621	(77,621)	—
Deferred and other long-term liabilities	13,927	11,184	—	25,111

Total Liabilities	415,221	158,284	(77,621)	495,884

Net contributed capital	220,500	52,061	(52,061)	220,500
Retained earnings	41,072	24,733	—	65,805
Accumulated other comprehensive (loss) income	(7,396)	1,714	(1,186)	(6,868)

Total Members’ Equity	254,176	78,508	(53,247)	279,437

Total Liabilities and Members’ Equity	$669,397	$236,792	$(130,868)	$775,321

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statements of Cash Flow

	For The Three Months Ended April 2, 2004
	Domestic	International	Total Consolidated
Cash Flow From Operating Activities:
Net Income	$11,213	$6,950	$18,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,959	1,168	4,127
Unrealized loss on foreign exchange transactions	91	338	429
Net income from discontinued operations	—	—	—
Net gain on sale of discontinued operations	—	—	—
Change in assets and liabilities:
Increase in accounts receivable	(7,492)	(5,914)	(13,406)
Decrease (Increase) in inventories	(2,641)	2,028	(613)
Decrease (Increase) in prepaid expenses and other current assets	260	(114)	146
(Decrease) Increase in accounts payable and other accrued expenses	(7,609)	3,744	(3,865)
Decrease in other	(388)	(1,833)	(2,221)

Net Cash (Used in) Provided by Operating Activities	(3,607)	6,367	2,760

Cash Flow From Investing Activities:
Additions to property, plant & equipment	(306)	(1,632)	(1,938)

Net Cash Used in Investing Activities	(306)	(1,632)	(1,938)

Cash Flow from Financing Activities:
Repayment of syndicated bank credit facility	(6,881)	(619)	(7,500)
Intercompany debt transactions	1,415	(1,415)	—

Net Cash Used in Financing Activities	(5,466)	(2,034)	(7,500)

Effect of exchange rate changes on cash and cash equivalents	—	2,247	2,247

NET CHANGE IN CASH & CASH EQUIVALENTS	(9,379)	4,948	(4,431)
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	28,105	41,083	69,188

CASH & CASH EQUIVALENTS AT END OF PERIOD	$18,726	$46,031	$64,757

ARMKEL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statements of Cash Flow

	For The Three Months Ended March 28, 2003
	Domestic	International	Total Consolidated
Cash Flow From Operating Activities:
Net Income	$7,948	$7,271	$15,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,956	977	3,933
Unrealized (gain) loss on foreign exchange transactions	(42)	123	81
Net income from discontinued operations	—	(254)	(254)
Net gain on sale of discontinued operations	—	(1,862)	(1,862)
Change in assets and liabilities:
Increase in accounts receivable	(7,833)	(4,504)	(12,337)
Decrease (Increase) in inventories	(2,657)	662	(1,995)
Decrease in prepaid expenses and other current assets	161	165	326
(Decrease) Increase in accounts payable and other accrued expenses	(7,186)	4,637	(2,549)
(Decrease) Increase in other	2,208	(4,135)	(1,927)

Net Cash (Used in) Provided by Operating Activities	(4,445)	3,080	(1,365)

Cash Flow From Investing Activities:
Additions to property, plant & equipment	(1,503)	(551)	(2,054)
Proceeds from divestiture	—	22,573	22,573

Net Cash (Used in) Provided by Investing Activities	(1,503)	22,022	20,519

Cash Flow from Financing Activities:
Repayment of syndicated bank credit facility	(9,881)	(16,372)	(26,253)
Intercompany capital contribution	9,797	(9,797)	—
Intercompany debt transactions	(6,115)	6,115	—

Net Cash Used in Financing Activities	(6,199)	(20,054)	(26,253)

Effect of exchange rate changes on cash and cash equivalents	—	925	925

NET CHANGE IN CASH & CASH EQUIVALENTS	(12,147)	5,973	(6,174)
CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,093	19,687	54,780

CASH & CASH EQUIVALENTS AT END OF PERIOD	$22,946	$25,660	$48,606

The following table sets forth the Company’s principal product lines and related data for the three month period ended April 2, 2004 and March 28, 2003.

	Three Months Ended
	April 2, 2004	March 28, 2003
Net Sales
Products
Family Planning (1)	$52,708	$44,712
Depilatories and waxes; face and skincare	23,827	23,408
Oral care	10,626	8,553
OTC Products	13,810	12,532
Other consumer products	12,802	10,449

Total net sales	$113,773	$99,654

(1)	Family Planning includes condom product sales and pregnancy and ovulation kits.

(b)	Pro forma financial information

The unaudited pro forma Consolidated Statement of Income the year ended December 31, 2003 is attached on page 50.

The unaudited pro forma Consolidated Statement of Income for the three month period ended April 2, 2004 and an unaudited balance sheet as of April 2, 2004, along with a description of all pro forma adjustments, are attached as pages 51 through 54.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma statements of income for the year ended December 31, 2003 and the three months ended April 2, 2004 give effect to the acquisition of the (i) 50% interest in Armkel, LLC that it did not previously own from affiliates of Kelso & Company (“Kelso’s interest”). and (ii) the oral care business (the “Unilever Oral Care Business”) in the United States (including Puerto Rico) and Canada of a wholly owned subsidiary of Unilever N.V. and Unilever PLC as if they occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet as of April 2, 2004 gives effect to the acquisition of Kelso’s interest in Armkel, LLC as if it occurred on April 2, 2004. The adjustments are described in the accompanying footnotes. The pro forma statements should not be considered indicative of actual results that would have been achieved had the acquisitions been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period.

The total cost of the Armkel transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated. The excess of the purchase price over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based upon management estimates. An appraisal of the net assets acquired is in process. Fixed assets and intangible assets are being valued at historic amounts until the appraisal is completed. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2004 and in conjunction with Armkel’s historical financial statements and notes thereto included herein.

Church & Dwight Co., Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2003

(Dollars in thousands, except per share data)	Historical CHD	Unilever Oral Care	Armkel	Pro forma Adjustments		Pro forma Results
Net Sales	$1,056,874	$93,563	$410,694	$(2,922	)(f)	$1,558,209
Cost of Sales	738,883	47,367	182,275	(2,922	)(f)	977,860
				12,257	(g)

Gross Profit	317,991	46,196	228,419	(12,257)		580,349
Marketing expenses	88,807	9,352	59,556	—		157,715
Selling, general and administrative expenses	117,333	8,840	79,649	2,158	(h)	210,405
				(1,000	)(i)
				3,425	(j)

Income from Operations	111,851	28,004	89,214	(16,840)		212,229
Equity in earnings of affiliates	28,632	—	—	(25,130	)(k)	3,502
Investment earnings	1,322	—	1,010	—		2,332
Other income/(expense)	(313)	—	1,412	—		1,099
Interest expense	(24,527)	—	(34,455)	6,867	(m)	(63,870)
				(11,755	)(l)

Income before taxes from continuing operations	116,965	28,004	57,181	(46,858)		155,292
Income taxes	35,974	—	9,058	8,688	(n)	53,720
Minority interest	30	—	—	—		30

Income from continuing operations	$80,961	$28,004	$48,123	$(55,546)		$101,542

Weighted average shares outstanding - Basic	40,227					40,227

Weighted average shares outstanding - Diluted	42,199					42,199

Earnings Per Share:
Net Income Per Share - Basic	$2.01					$2.52

Net Income Per Share – Diluted	$1.92					$2.41

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

For the Three Months Ended April 2, 2004

(Dollars in thousands, except per share data)	Historical CHD	Armkel	Pro forma Adjustments		Pro forma Results
Net Sales	$295,991	$113,773	$(357	)(f)	$409,407
Cost of Sales	199,429	48,088	(357	)(f)	247,160

Gross Profit	96,562	65,685	—		162,247
Marketing expenses	24,188	12,830	—		37,018
Selling, general and administrative expenses	33,914	23,044	288	(j)	56,996
			(250	)(i)

Income from Operations	38,460	29,811	(38)		68,233
Equity in earnings of affiliates	9,824	—	(9,082	)(k)	742
Investment earnings	464	291	—		755
Other income/(expense)	425	(669)	—		(244)
Interest expense	(4,531)	(7,765)	299	(m)	(11,997)

Income before taxes	44,642	21,668	(8,821)		57,489
Income taxes	14,730	3,505	2,256	(n)	20,491
Minority interest	6	—	—		6

Net Income	$29,906	$18,163	$(11,077)		$36,992

Weighted average shares outstanding - Basic	40,882				40,882

Weighted average shares outstanding - Diluted	42,989				42,989

Earnings Per Share:
Net Income Per Share - Basic	$0.73				$0.90

Net Income Per Share – Diluted	$0.70				$0.86

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

April 2, 2004

(Dollars in thousands, except per share data)	Historical CHD	Armkel	Pro forma Adjustments		Pro forma Results
Current Assets:
Cash and cash equivalents	$66,666	$64,757	$(48,582	)(b)	$82,841
Accounts receivable	101,368	90,892	(3,600	)(d)	188,660
Inventories	98,323	55,619	12,257	(a)	166,199
Deferred income taxes	13,171	—	(4,712	)(a)	8,459
Note receivable - current	1,015	—	—		1,015
Net assets held for sale	—	11,500	—		11,500
Prepaid expenses	6,574	6,361	—		12,935

Total Current Assets	287,117	229,129	(44,637)		471,609
Property, Plant and Equipment (Net)	257,026	76,153	—		333,179
Equity Investment in Affiliates	163,611	—	(149,543	)(a)	14,068
Note Receivable	7,751	—	—		7,751
Long-term Supply Contracts	5,471	—	—		5,471
Tradenames and Other Intangibles	125,526	255,650	—		381,176
Goodwill	251,865	205,156	96,063	(a)	553,084
Other Assets	28,968	21,586	3,300	(b)	45,469
			(8,385	)(c)

Total Assets	$1,127,335	$787,674	$(103,202)		$1,811,807

Liabilities and Stockholders/Members Equity

Current Liabilities
Accounts payable and accrued expenses	$145,021	$86,916	$(3,600	)(d)	$228,337
Short-term borrowings	65,913	—	—		65,913
Current portion of long-term debt	2,634	3,029	2,072	(e)	7,735
Income taxes payable	19,775	4,749	(3,224	)(c)	21,300

Total current liabilities	233,343	94,694	(4,752)		323,285
			(2,072	)(e)
Long-term debt	295,851	356,886	210,473	(b)	861,138
Deferred Income Taxes	67,033	8,165	—		75,198
Deferred and Other Long-term Liabilities	43,008	25,496	—		68,504
Postretirement and Postemployment Benefits	16,017	—	—		16,017
Minority Interest	299	—	—		299
Commitments and Contingencies	—	—	—		—
Total Stockholders/Members Equity	471,784	302,433	743	(b)	467,366
			(5,161	)(c)
			(302,433	)(a)

Total Liabilities and Stockholders/ Members Equity	$1,127,335	$787,674	$(103,202)		$1,811,807

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Dollars in thousands)

a)	For the purposes of these pro forma consolidated financial statements, the Company determined that the value of the total purchase consideration for Kelso’s interest in Armkel, LLC (including fees and the Equity Appreciation Rights (“EAR”) Plan) was approximately $257 million (see note 19 to Armkel’s audited financial statements for a description of the EAR Plan).

The following is a summary of the calculation of the purchase price, as described above, as well as the preliminary allocation of the purchase price to the fair value of the net assets acquired:

Purchase of Kelso’s interest in Armkel, LLC	$253,650
Equity Appreciation Rights Plan (EAR)	2,248
Direct acquisition fees	600

Total Purchase Price	256,498
Less estimated fair value of net assets acquired	(160,435)

Estimated excess purchase price over net assets acquired	$96,063

Kelso’s interest in the book value of the net assets acquired as of April 2, 2004 was $152,890. The fair value of the net assets acquired was approximately $160,435. The following is reconciliation between the two amounts:

Armkel’s Members Equity	$302,433
CHD’s Investment in Armkel	(149,543)

Kelso’s interest in the book value of net assets acquired	152,890
Estimated adjustment of inventory to fair value	12,257
Estimated adjustment to deferred taxes relating to the inventory fair value adjustment	(4,712)

Estimated fair value of net assets acquired	$160,435

b)	To record incremental borrowing and cash used to finance the transaction.

The acquisition was funded using available cash and by obtaining new Tranche A and B Term Loans through an amendment to the Company’s existing credit agreement. In connection with the amendment, the Company, among other things, was provided with a new Tranche A Term Loan in the amount of $100 million, and a new Tranche B Term Loan in the amount of $440 million, which were used to replace the existing Tranche B Term Loan of approximately $194 million, to replace Armkel’s Tranche A and B Term Loans of approximately $136 million and to provide $210 million to fund a portion of the purchase price for the transaction. The new Tranche B Term Loans have essentially the same terms as the replaced loans, but with more favorable interest rate provisions.

Borrowing	$540,000
Retirement of existing debt	(329,527)

Incremental debt	210,473
Financing fees	(3,300)
Cash portion of EAR Plan	(1,505)
Acquisition of Kelso’s interest in Armkel, LLC (including acquisition fees)	(254,250)

Existing cash used to finance transaction	$(48,582)

A total of $2,248 was capitalized in connection with the EAR Plan. $1,505 was settled in cash and $743 was settled through the issuance of CHD stock options.

c)	To write-off existing deferred financing fees related to the existing Term Loans as of April 2, 2004.

Balance as of April 2, 2004	$8,385
Tax benefit	(3,224)

Net income effect	$5,161

d)	To record the elimination of the intercompany Accounts Receivable & Accounts Payable.

e)	To record the reclassification between current portion of Long-term debt and Long-term debt.

f)	To record the elimination of intercompany sales and cost of sales.

g)	To record the effect of the step-up in inventory values related to product sold.

h)	To record tradename amortization expense of the Unilever Oral Care Business over the estimated lives of between 10 and 20 years for the period in 2003 during which CHD did not own the products.

i)	To eliminate the management fee payable to Kelso.

j)	To record expense associated with the EAR Plan.

k)	To eliminate the Company’s portion of Armkel’s equity in earnings of affiliate.

l)	To write-off deferred financing cost associated with previous acquisitions.

m)	To record interest expense impact of pro forma adjustments.

($ in thousands)	Debt	Rate	2003 Pro Forma	2004 1st Qtr Pro Forma
Bank Debt
Tranche A Term Loan	$100,000	2.92%	$2,920	$730
Tranche B Term Loan	$440,000	2.92%	$12,848	$3,212
Revolving Credit Facility (Assumed to be undrawn)	$100,000	0.500%	$500	$125
Armkel Subordinated Notes	$225,000	9.60%	$21,586	$5,396
Convertible Debentures	$100,000	5.25%	$5,250	$1,313
Accounts Receivable Securitization	$60,000	2.00%	$1,200	$300
Deferred Financing Amortization			$2,822	$706
Other Interest Expense			$863	$215

Pro forma Interest Expense			$47,989	$11,997

CHD reported interest expense*			$20,401	$4,531
Armkel reported interest expense			$34,455	$7,765

Required Adjustment			$6,867	$299

*	This amount does not include a fourth quarter 2003 charge of $4,126 associated with the Company’s refinancing of its term loan in conjunction with the Unilever Oral Care Business acquisition.

n)	To record the tax impact of acquired businesses results and pro forma adjustments at the Company’s incremental domestic tax rate of 38.45%.

(a)	Exhibits

Consent of Independent Registered Public Accounting Firm dated June 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC. a Delaware Corporation

Date: June 25, 2004	By:	ROBERT A. DAVIES III
Robert A. Davies III
Chief Executive Officer